EXHIBIT 10.9

SUBLEASE

THIS SUBLEASE (“Sublease”), dated December 6, 2002 for reference purposes only, is entered into by and between IDUN PHARMACEUTICALS, INC., a Delaware corporation (“Sublandlord”), and SALMEDIX, INC., a Delaware corporation (“Subtenant”).

RECITALS

A. Sublandlord leases certain premises consisting of approximately 43,023 square feet in a building, located at 9380 Judicial Drive, San Diego, California, pursuant to that certain Lease dated February 18, 2000, by and between University Center LLC (an assignee of University Center LLC), as landlord (the “Master Landlord”) and Sublandlord, as tenant (as amended or otherwise modified from time to time, the “Master Lease”), a copy of which is attached as Exhibit A, as more particularly described therein (the “Premises”). Capitalized terms used but not defined herein have the same meanings as they have in the Master Lease.

B. Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord a portion of the Premises consisting of 12,398 square feet of laboratory space, and more particularly shown on the layout attached at Exhibit B hereto (“Sublease Premises”) upon the terms and conditions provided for herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Sublandlord and Subtenant covenant and agree as follows:

AGREEMENT

1. Sublease Premises. On and subject to the terms and conditions below, Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the Sublease Premises.

2. Term.

(a) Initial Term. The initial term of this Sublease (the “Initial Term”) shall commence on January 1, 2003 (the “Commencement Date”), provided Sublandlord has theretofore obtained the consent of Master Landlord, and shall expire December 31, 2004, unless sooner terminated pursuant to any provision hereof, or extended as provided in Section 2(b) below.

(b) Option Term. Sublandlord grants to the original Subtenant named in this Sublease (“Original Subtenant”) one (1) option to extend the tern of this Sublease (the “Extension Option”) for a period of one (1) year (the “Option Term”). The Extension Option may only be exercisable by written notice (“Option Notice”) delivered by Subtenant to Sublandlord at least 120 days prior to the expiration of the Initial Term; provided, however, Subtenant may not exercise the Extension Option if an Event of Default under this Sublease exists as of the delivery of the Option Notice. The Extension Option is personal to the Original Subtenant and may only be exercised by the Original Subtenant if the Original Subtenant occupies the entire Sublease Premises as of the delivery of the Option Notice. If Subtenant timely and promptly exercises the Extension Option, the term of this Sublease shall be extended for the Option Term upon all of the terms and conditions set forth in this Sublease.

3. Delivery of the Sublease Premises; Early Entry. Provided that Subtenant has delivered to Sublandlord evidence of insurance required by this Sublease, and following the full execution and delivery of this Sublease and Master Landlord’s consent to this Sublease, Sublandlord shall deliver the Sublease Premises to Subtenant on December 1, 2002 (the “Early Entry Date”), so that Subtenant may construct and install trade fixtures and furniture. Subtenant’s occupancy of the Sublease Premises prior to the Commencement Date shall be subject to all of the terms and conditions of this Sublease; however, so long as Subtenant does not commence business operations in any part of the Sublease Premises, Subtenant’s early entry shall not accelerate the Commencement Date nor obligate Subtenant to pay any Rent hereunder during such period prior to the Commencement Date, except that Subtenant shall be responsible for the payment of all electricity consumed in the Sublease Premises during such period pursuant to the provisions of Section 5 below.

4. Possession. If for any reason Sublandlord cannot deliver possession of the Sublease Premises to Subtenant on the Early Entry Date or the Commencement Date, Sublandlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Subtenant hereunder or extend the term hereof, provided that no rent shall be due hereunder until possession of the Sublease Premises has been delivered to Subtenant.

5. Rent.

(a) Commencing on the Commencement Date and continuing throughout the term of this Sublease, Subtenant shall pay monthly rent consisting of Base Rent and Additional Rent (as defined below) (collectively, “Rent”) to Sublandlord in the following amounts:

(i) Base Rent. Subtenant shall pay base rent during the Initial Term of this Sublease in the initial amount of Two and 85/100 Dollars ($2.85) per Rentable Square Foot of the Sublease Premises per month (the “Base Rent”), payable monthly in advance, commencing on the Commencement Date and thereafter on the first day of each month in equal monthly installments of $35,334.30, without deduction, set off, prior notice, abatement or demand. Commencing with the 13th month of the Initial Term, Base Rent shall increase by three percent (3%) over the Base Rent applicable immediately prior thereto, and on commencement of the Option Term (if the Extension Option has been exercised pursuant to Section 2(b)) Base Rent shall increase by three percent (3%) per annum compounded over the Base Rent applicable immediately prior thereto.

(ii) Additional Rent. In addition to Base Rent, Subtenant shall also pay to Sublandlord, all Subtenant’s Proportionate Share of all Additional Rent (as that term is defined in Section 5.2 of the Master Lease) and all other costs payable by Sublandlord under the Master Lease (“Additional Rent”) provided that Sublandlord agrees to reduce the SDG&E portion of Additional Rent by $8,975 each month prior to calculation of Subtenant’s Proportionate Share of the SDG&E expenses. Additional Rent shall be payable to Sublandlord as and when payments are due from Sublandlord pursuant to the Master Lease, but at least five (5) business days prior to the date Sublandlord must pay such amounts to Master Landlord. For purposes hereof, “Subtenant’s Proportionate Share” means 28.82%.

(iii) Direct Costs. Subtenant shall further pay to Sublandlord as Additional Rent any costs and expenses applicable to the Sublease Premises which are paid directly by Sublandlord, including, but not limited to, utilities, personal property taxes and real property taxes.

(iv) Exclusions. Notwithstanding the foregoing, in the event any amounts payable by Sublandlord to Master Landlord are (A) due to Subtenant’s breach of any provision of the Master Lease, (B) due to Subtenant’s negligence or willful misconduct, or (C) are for the sole benefit of Subtenant, then Such amounts shall not be prorated between Sublandlord and Subtenant and shall be the sole responsibility of Subtenant.

(b) Audit Rights. Subtenant may cause an audit of Sublandlord’s books and records to determine the accuracy of Sublandlord’s billings for Additional Rent under this Sublease, provided Subtenant commences such audit within thirty (30) days after Subtenant’s receipt of a copy from Sublandlord of the year end statement received from Master Landlord pursuant to the Master Lease. If such audit reveals that the actual Additional Rent for any given year was less than the amount that Subtenant paid of Additional Rent for any such year, then Sublandlord shall credit the excess to Subtenant’s next payment of Additional Rent. If such audit reveals that the actual Additional Rent for any given year was more than the amount that Subtenant paid for Additional Rent for any such year, Subtenant shall pay such amount to Sublandlord within thirty (30) days after completion of the audit.

(c) Payment of Rent. If the Commencement Date does not fall on the first day of a calendar month, Rent for the first month shall be prorated on a daily basis based upon a calendar month. Rent shall be payable to Sublandlord in lawful money of the United States, in advance, without prior notice, demand, or offset, on or before the first clay of each calendar month during the term hereof. All Rent shall be paid to Sublandlord at the address specified for notices to Sublandlord in Section 14 below.

(d) Upon execution of this Sublease, Subtenant shall deliver to Sublandlord the sum of $35,334.30, representing the first month’s Base Rent.

6. Security Deposit. Upon execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of $106,002.90 as a security deposit (“Security Deposit”). Subtenant hereby grants to Sublandlord a security interest in the Security Deposit, including but not limited to replenishments thereof. If Subtenant fails to pay Rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublandlord may use or apply all or any portion of the Security Deposit for the payment of any Rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublandlord may become obligated by reason of Subtenant’s default or breach, or for any loss or damage sustained by Sublandlord as a result of Subtenant’s default or breach. If Sublandlord so uses any portion of the Security Deposit, Subtenant shall restore the Security Deposit to the full amount originally deposited within ten (10) days after Sublandlord’s written demand. Sublandlord shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. The Security Deposit, or so much thereof as had not theretofore been applied by Sublandlord, shall be returned to Subtenant within thirty (30) days of the expiration or earlier termination of this Sublease, provided Subtenant has vacated the Sublease Premises. Notwithstanding the foregoing, Subtenant may deliver to Sublandlord a clean, unconditional, irrevocable, transferable letter of credit in lieu of cash for the Security Deposit (the “Letter of Credit”) in form and issued by a financial institution (“Issuer”) satisfactory to Sublandlord in its reasonable discretion, substantially in the form attached as Exhibit C. The Letter of Credit shall permit partial draws, and provide that draws thereunder will be honored upon presentation by Sublandlord. The Letter of Credit shall have an expiration period of one (1) year but shall automatically renew by its terms unless affirmatively cancelled by either Issuer or Subtenant, in which case Issuer must provide Sublandlord 30 days’ prior written notice of such expiration or cancellation. The Letter of Credit shall remain in effect until sixty (60) days after the Lease Expiration Date. Any amount drawn under the Letter of Credit and not utilized by Sublandlord for the purposes permitted by this Lease shall be held in accordance with this Section 5. If the Subtenant fails to renew or replace the Letter of Credit as required under this Lease at least thirty (30) days before its stated expiration date, Sublandlord may draw upon the entire amount of the Letter of Credit. No fees applicable to the Letter of Credit shall be charged to Sublandlord.

7. Assignment and Subletting. Subtenant may not assign, sublet, transfer, pledge, hypothecate or otherwise encumber the Sublease Premises, in whole or in part, or permit the use or occupancy of the Sublease Premises by anyone other than Subtenant, unless Subtenant has obtained

Sublandlord’s consent thereto (which shall not be unreasonably withheld) and the consent of Master Landlord. Regardless of Sublandlord’s consent, no subletting or assignment shall release Subtenant of its obligations hereunder. Any rent or other consideration payable to Subtenant pursuant to any sublease or assignment permitted by this paragraph which is in excess of the Rent payable to Sublandlord pursuant hereto (“Sublease Bonus Rent”) shall be divided equally between Sublandlord and Subtenant, after payment to Master Landlord of any amount required to be paid under the Master Lease and after deducting reasonable expenses incurred by the Subtenant in connection with any sublease or assignment.

8. Condition of Sublease Premises.

(a) Subtenant agrees that (i) Sublandlord has made no representations or warranties of any kind or nature whatsoever respecting the Sublease Premises, their condition or suitability for Subtenant’s use; and (ii) Subtenant agrees to accept the Sublease Premises “as is, where is,” with all faults, without any obligation on the part of Sublandlord to modify, improve or otherwise prepare the Sublease Premises for Subtenant’s occupancy.

(b) Sublandlord has not made an independent investigation of the Premises or determination with respect to the physical and environmental condition of the Premises including without limitation the existence of any underground tanks, pumps, piping, toxic or hazardous substances on the Premises. No investigation has been made by Sublandlord to ensure compliance with the “American With Disabilities Act” (“ADA”). ADA may require a variety of changes to the Sublease Premises, including potential removal of barriers to access by disabled persons and provision of auxiliary aids and services for hearing, vision or speech impaired persons. Subtenant shall rely solely on its own investigations and/or that of a licensed professional specializing in the areas referenced in this Section 8(b).

9. Use.

(a) Subtenant may use the Sublease Premises only for the purposes as allowed in the Master Lease, and for no other purpose. Subtenant shall promptly comply with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term of this Sublease governing, affecting and regulating the Sublease Premises, including but not limited to the use thereof. Subtenant shall not use or permit the use of the Sublease Premises in a manner that will create waste or a nuisance, interfere with or disturb other tenants in the Building or violate the provisions of the Master Lease. Subtenant acknowledges and agrees that the operation and use of the Sublease Premises may require that Subtenant apply for and receive licenses and/or permits from various federal, state and local governments, and Subtenant covenants and agrees to apply for and receive such licenses and/or permits as are required. Subtenant shall provide to Sublandlord copies of any such licenses and/or permits to the extent applicable to the Sublease Premises. Subtenant acknowledges, agrees and covenants that its occupancy, operation and use of such Sublease Premises and/or its use and handling of animals shall be in accordance with: (a) all applicable state and federal regulations; (b) all licenses and permits that either Subtenant or Sublandlord has received or receives in the future respecting such Sublease Premises; and (c) all policies and procedures Sublandlord has reasonably promulgated respecting such Sublease Premises. In the event of any disagreement concerning the interpretation of such licenses, permits, policies and/or procedures, the determination of the employee of Sublandlord charged with ensuring compliance with such licenses, permits, policies and/or procedures shall be controlling.

(b) Subtenant may install signage on and about the Sublease Premises in compliance with all codes, zoning, CC&Rs, provided that Subtenant first obtains the consent of Sublandlord and Master Landlord. All costs associated with the purchase, installation, maintenance, and eventual removal of the building area associated with such signage shall be borne by Subtenant.

(c) Sublandlord shall have the right from time to time to establish reasonable rules and regulations and/or amendments or additions thereto respecting the use of the Premises. Upon delivery to Subtenant of a copy of such rules and regulations or any amendments or additions thereto, Subtenant shall comply with such rules and regulations. A violation by Subtenant of any of such rules and regulations shall constitute a default by Subtenant under this Sublease.

10. Parking. Subtenant shall have Subtenant’s proportionate share of parking rights as Sublandlord may have in connection with the Sublease Premises pursuant to the Master Lease, provided that Subtenant shall reserve two parking spaces for Sublandlord.

11. Incorporation of Master Lease.

(a) All of the terms and provisions of the Master Lease, except as provided in subsection (b) below, are incorporated into and made a part of this Sublease, and the rights and obligations of the parties under the Master Lease are hereby imposed upon the parties hereto with respect to the Sublease Premises, the Sublandlord being substituted for the Landlord in the Master Lease, the Subtenant being substituted for the Tenant in the Master Lease provided, however, that the term “Landlord” in the following sections of the Master Lease (i) shall mean Master Landlord, not Sublandlord: 13, 16.1, 18, 21.2, 32 and 35, and (ii) shall mean both Master Landlord and Sublandlord: 14.1, 15, 16.2, 17, and 39 (except Section 39.8). It is further understood that where reference is made in the Master Lease to the “Premises,” the same shall mean the Sublease Premises as defined herein; where reference is made to the “Commencement Date,” the same shall mean the Commencement Date as defined herein; and where reference is made to the “Lease,” the same shall mean this Sublease. The parties specifically agree that any provisions relating to any construction obligations of “Landlord” under the Master Lease with respect to construction that occurred or was to have occurred prior to the Commencement Date hereof, are hereby deleted. Sublandlord shall not be liable to Subtenant for any failure by Master Landlord to perform its obligations under the Master Lease, nor shall such failure by Master Landlord excuse performance by Subtenant of its obligations hereunder; provided, however, that Sublandlord shall use its commercially reasonable efforts to cause Master Landlord to perform its obligations under the Master Lease. Anything in the Master Lease to the contrary notwithstanding, the liability of Sublandlord for its obligations under this Sublease is limited solely to Sublandlord’s interest in the Master Lease, and no personal liability shall at any time be asserted or enforceable against any other assets of Sublandlord or against Sublandlord’s stockholders, directors, officers or partners on account of any of Sublandlord’s obligations or actions under this Sublease.

(b) The following Paragraphs of the Master Lease are not incorporated herein: 1. 1, 2 - 4, 5.1 - 5.3, 6, 7.3, 7.4, 9, 10.5, 11, 13.5, 14.2, 15.1, 22, 23, 33, 39.8, 40, and Exhibits A, B and C.

(c) Subtenant hereby assumes and agrees to perform for Sublandlord’s benefit, during the term of this Sublease, all of Sublandlord’s obligations with respect to the Premises under the Master Lease, except as otherwise provided herein. Subtenant shall not commit or permit to be committed any act or omission which violates any term or condition of the Master Lease. Notwithstanding anything to the contrary contained herein, this Sublease shall be subject and subordinate to all of the terms of the Master Lease and Master Landlord shall have all rights in respect of the Master Lease and the Premises as set forth therein.

12. Insurance. Subtenant shall be responsible for compliance with the insurance provisions of the Master Lease. Such insurance shall insure the performance by Subtenant of its indemnification obligations hereunder and shall name Master Landlord, Master Landlord’s lender, if required by lenders, and Sublandlord as additional insureds. All insurance required under this Sublease shall contain an endorsement requiring thirty (30) days written notice from the insurance company to Subtenant and

Sublandlord before cancellation or change in the coverage, insureds or amount of any policy. Subtenant shall provide Sublandlord with certificates of insurance evidencing such coverage prior to the commencement of this Sublease.

13. Default. In addition to defaults contained in the Master Lease, failure of Subtenant to make any payment of Rent when due hereunder shall constitute an event of default hereunder. If Subtenant’s default causes Sublandlord to default under the Master Lease, Subtenant shall defend, indemnify and hold Sublandlord harmless from all damages, costs (including reasonable attorneys’ fees), liability, expenses or claims relating to such default.

14. Notices. The addresses specified in the Master Lease for receipt of notices to each of the parties are deleted and replaced with the following:

To Sublandlord at:	Idun Pharmaceuticals, Inc. 9380 Judicial Drive San Diego, CA 92122
Attn:

To Subtenant at:	Salmedix, Inc.

Attn:

After Commencement Date:	At the Sublease Premises

15. Sublandlord’s Obligations.

(a) To the extent that the provision of any services or the performance of any maintenance or any other act respecting the Sublease Premises, the Premises or Building is the responsibility of Master Landlord (collectively “Master Landlord Obligations”), upon Subtenant’s request, Sublandlord shall make reasonable efforts to cause Master Landlord to perform such Master Landlord Obligations, provided, however, that in no event shall Sublandlord be liable to Subtenant for any liability, loss or damage whatsoever in the event that Master Landlord should fail to perform the same, nor shall Subtenant be entitled to withhold the payment of Rent or terminate this Sublease. It is expressly understood that the services and repairs which are incorporated herein by reference, including but not limited to the maintenance of the footings, foundation, bottom floor slab and load bearing walls, will in fact be furnished by Master Landlord and not by Sublandlord. In addition, Sublandlord shall not be liable for any maintenance, restoration (following casualty or destruction) or repairs in or to the Building or the Sublease Premises, other than its obligation hereunder to use reasonable efforts to cause Master Landlord to perform its obligations under the Master Lease.

(b) Except as otherwise provided herein, Sublandlord shall have no other obligations to Subtenant with respect to the Sublease Premises or the performance of the Master Landlord Obligations.

16. Early Termination of Sublease. If the Master Lease should terminate prior to the expiration of this Sublease, Sublandlord shall have no liability to Subtenant on account of such termination. To the extent that the Master Lease grants Sublandlord any discretionary right to terminate the Master Lease, whether due to casualty, condemnation, or otherwise, Sublandlord shall be entitled to exercise or not exercise such right in its complete and absolute discretion.

17. Consent of Master Landlord and Sublandlord. If Subtenant desires to take any action which requires the consent or approval of Sublandlord pursuant to the terms of this Sublease, prior to taking such action, including, without limitation, making any alterations, then, notwithstanding anything to the contrary herein, (a) Sublandlord shall have the same rights of approval or disapproval as Master Landlord has under the Master Lease, and (b) Subtenant shall not take any such action until it obtains the consent of Sublandlord and Master Landlord, as may be required under this Sublease or the Master Lease. This Sublease shall not be effective unless and until any required written consent of the Master Landlord shall have been obtained.

18. Indemnity. Subtenant shall indemnify, defend, protect, and hold Sublandlord and Master Landlord harmless from and against all actions, claims, demands, costs liabilities, losses, reasonable attorneys’ fees, damages, penalties, and expenses (collectively “Claims”) which may be brought or made against Sublandlord or which Sublandlord may pay or incur to the extent caused by (i) a breach of this Sublease by Subtenant, (ii) any violation of law by Subtenant or its employees, agents, contractors or invitees (collectively, “Agents”) relating to the use or occupancy of the Sublease Premises, (iii) any act or omission by Subtenant or its Agents resulting in contamination of any part or all of the Premises by Hazardous Materials, or (iv) the negligence or willful misconduct of Subtenant or its Agents.

19. Brokers. Each party hereto represents and warrants that it has dealt with no broker in connection with this Sublease and the transactions contemplated herein, except CB Richard Ellis (Subtenant’s representative) and Phase 3 Properties (Sublandlord’s representative). Each party shall indemnify, protect, defend and hold the other party harmless from all costs and expenses (including reasonable attorneys’ fees) arising from or relating to a breach of the foregoing representation and warranty.

20. Financial Statements. Subtenant shall, within ten (10) business days after the end of each quarter and within ten (10) business days after the close of any round of financing, deliver to Sublandlord a copy of Subtenant’s current financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles), a list of all of Subtenant’s creditors with current contact information, and any such other information reasonably requested by Sublandlord regarding Subtenant’s financial condition. Sublandlord shall be entitled to disclose such financial statements or other information to its Master Landlord. Any such financial statement or other information which is marked “confidential” or “company secrets” (or is otherwise similarly marked by Subtenant) shall be confidential and shall not be disclosed by Sublandlord to any third party except as specifically provided in this paragraph, unless the same becomes a part of the public domain without the fault of Sublandlord.

21. Surrender of Sublease Premises. In lieu of any obligation or liability set forth in the Master Lease, upon the termination of the Sublease, Subtenant shall surrender the Sublease Premises to Sublandlord broom-clean and in as good a condition as on the Commencement Date, ordinary wear and tear excepted. In addition, Subtenant shall remove any alterations, additions and improvements (whether or not made with Sublandlord’s consent), prior to the termination of the Sublease and restore the Sublease Premises to its prior condition, ordinary wear and tear excepted, repairing all damage caused by or related to any such removal, all at Subtenant’s expense.

22. No Third Party Rights. The benefit of the provisions of this Sublease is expressly limited to Sublandlord and Subtenant and their respective permitted successors and assigns. Under no circumstances will any third party be construed to have any rights as a third party beneficiary with respect to any of said provisions.

23. Quiet Enjoyment. Subtenant shall peacefully have, hold and enjoy the Sublease Premises, subject to the terms and conditions of this Sublease and subject to the Master Lease, provided that Subtenant pays all rent and performs all of Subtenant’s covenants and agreements contained herein.

24. Counterparts. This Sublease may be signed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

25. Damage and Destruction.

(a) Termination of Master Lease. If the Sublease Premises is damaged or destroyed and Master Landlord or Sublandlord exercises any option either may have to terminate the Master Lease, if any, this Sublease shall terminate as of the date of the casualty. In the event that after a damage or destruction of the Sublease Premises, where the time estimated to restore the Sublease Premises exceeds six (6) months, Subtenant and Sublandlord shall each have the right to terminate this Sublease on written notice to Sublandlord given within thirty (30) days after determination of the amount of time to restore the Sublease Premises, which termination shall be effective as of the date of the casualty.

(b) Continuation of Sublease. If the Master Lease or this Sublease is not terminated following any damage or destruction as provided in subsection (a) above, this Sublease shall remain in full force and effect, and Rent shall be abated in accordance with Section 5(d) of this Sublease.

26. Eminent Domain. If all or any part of the Sublease Premises is condemned by eminent domain, inversely condemned or sold in lieu of condemnation, for any public or a quasipublic use or purpose, this Sublease may be terminated as of the date of title vesting in such proceeding by either party, and Base Monthly Rent shall be adjusted to the date of termination.

IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first written above.

SUBLANDLORD:		SUBTENANT:

IDUN PHARMACEUTICALS		SALMEDIX, INC.

By:	/s/ STEVEN J. MENTO	By:	/s/ ANITA I. BUSQUETS

Name:	Steven J. Mento, PhD	Name:	Anita I. Busquets
Title:	President & CEO	Title:	CFAO

CONSENT OF MASTER LANDLORD

University Center LLC (An assignee of University Center LLC), the Master Landlord under the Master Lease, hereby consents to the Sublease attached hereto, and all of the terms and conditions contained therein.

Date: 11/20/02

UNIVERSITY CENTER LLC (AN ASSIGNEE OF

UNIVERSITY CENTER LLC), a California

limited liability company

By:	Nexus Properties, Inc., a California corporation
Its:	Manager

	By:	/s/ MICHAEL J. RIDGE

	Name:	Michael J. Ridge
	Title:	C.E.O.

EXHIBIT A

MASTER LEASE

LEASE

UNIVERSITY CENTER LLC

“Landlord”

AND

IDUN PHARMACEUTICALS, INC.

“Tenant”

SAN DIEGO, CALIFORNIA

LEASE

-i-

41.	Miscellaneous		36
	41.1	Terms and Headings	36
	41.2	Examination of Lease	36
	41.3	Time	36
	41.4	Covenants and Conditions	36
	41.5	Consents	36
	41.6	Entire Agreement	37
	41.7	Severability	37
	41.8	Recording	37
	41.9	Impartial Construction	37
	41.10	Inurement	37
	41.11	Force Majeure	37
	41.12	Notices	37
	41.13	Authority to Execute Lease	37
42.	Definitions		37
	42.1	Premises	37
	42.2	Land	38
	42.3	Building	38
	42.4	Site Improvements	38
	42.5	Building Shell	38
	42.6	Core Improvements	38
	42.7	Project Work	38
	42.8	Building Shell and Site Improvement Plans	38
	42.9	Core Improvement Plans	38
	42.10	Tenant Improvements	38
	42.11	Tenant Improvement Plans	38
	42.12	Tenant Improvement Allowance	38
	42.13	Tenant Improvement Budget	38
	42.14	Term Commencement Date	38
	42.15	Basic Annual Rent	38
	42.16	Additional Rent	38
	42.17	Rent	38

EXHIBITS:

Exhibit “A” – Site Plan of the Premises

Exhibit “B” – List of Building Shell and Site Improvement Plans

Exhibit “C” – Schematic Showing Project Location of Core Improvements

-ii-

LEASE

THIS LEASE (“Lease”) is made as of February 18, 2000, by and between UNIVERSITY CENTER LLC, a California limited liability company (“Landlord”), and IDUN PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

1. Lease Premises.

1.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, those certain premises (“Premises”) consisting of (i) that certain real property (“Land”) legally described as Parcel 2 of Parcel Map 18159, in the City of San Diego, County of San Diego, State of California, according to Map thereof filed in the Office of the County Recorder of San Diego County, on December 4, 1998, (ii) the entirety of the building (the “Building”) to be constructed on the Land, and (iii) all landscaping, drainage, irrigation, exterior lighting, parking facilities, walkways, driveways and other improvements and appurtenances relating to ingress and egress. (the “Site Improvements”). The site plan for the Premises showing the general location of the Building is attached hereto as Exhibit “A”.

2. Basic Lease Provisions.

2.1 For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

2.1.1	Rentable Area of Building: Approximately 43,023 square feet

2.1.2	Basic Annual Rent: $1,213,249 ($2.35 per month per square foot of Rentable Area), subject to adjustment pursuant to Sections 4.3, 6.1 and 8.2.

2.1.3	Monthly Installment of Basic Annual Rent: $101,104 ($2.35 per month per square foot of Rentable Area), subject to adjustment pursuant to Sections 4.3, 6.1 and 8.2.

2.1.4	(a) Estimated Term Commencement Date: December 1, 2000

(b)	Term Expiration Date: Ten (10) years from actual Term Commencement Date

2.1.5	Permitted Use: Uses permitted in Section 10.1

2.1.6	Address for Rent Payment and Notices to Landlord:

University Center LLC

c/o Nexus Properties, Inc.

4350 La Jolla Village Drive, Suite 930

San Diego, California 92122

Address for Notices to Tenant Prior to Occupancy:

Idun Pharmaceuticals, Inc.

11085 N. Torrey Pines Road, Suite 300

La Jolla, California 92037

Address for Notices to Tenant After Occupancy:

Idun Pharmaceuticals, Inc.

9380 Judicial Drive

San Diego, California 92122

With a copy to:

Cooley Godward LLP

One Maritime Plaza, 20th Floor

San Francisco, CA 94111

Attn: Paul Churchill, Esq.

2.2 The following exhibits are attached hereto and incorporated herein by this reference:

Exhibit A - Site Plan of the Premises

Exhibit B - List of Building Shell and Site Improvement Plans

Exhibit C - Schematic Showing Proposed Location of Core Improvements

2.3 Capitalized terms not defined elsewhere in this Lease shall have the meaning set forth in Article 42.

3. Term.

3.1 This Lease shall take effect upon the date of execution hereof by each of the parties hereto, and each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution hereof by each of the parties hereto.

3.2 The term of this Lease will be that period from the earlier of (i) the date Tenant obtains a temporary or permanent certificate of occupancy or comparable “right to occupy” the Premises from the City of San Diego after completion of the Tenant Improvements, or (ii) December 1, 2000 (subject to Landlord Delays as defined in Section 3.3 below) (“Term Commencement Date”), and through ten (10) years from the Term Commencement Date, subject to earlier termination of this Lease or extension of the term as provided herein. The target date set forth in the preceding sentence is based on the assumption that the Premises will be tendered to Tenant for construction of the Tenant Improvements by July 1, 2000. If the Premises are not tendered to Tenant for construction of the Tenant Improvements by July 1, 2000, the target date of December 1, 2000 shall be extended by one day for each day thereafter until the Premises are tendered to Tenant for construction of the Tenant Improvements.

3.3 Notwithstanding anything to the contrary contained herein, the target date of December 1, 2000 shall also be delayed one (1) day for each one (1) day of delay after the Premises have been tendered to Tenant for construction of the Tenant Improvements in the event of a Landlord Delay. The term “Landlord Delay” as used in this Lease shall mean any delay in the completion of the Tenant Improvements which is due to any act or omission of Landlord (wrongful, negligent or otherwise), its agents or contractors. The term Landlord Delay shall include, but shall not be limited to any: (1) delay in the giving of authorizations or approvals by Landlord; (2) delay attributable to the acts or failures to act, whether willful, negligent or otherwise, of Landlord, its agents or contractors, where such acts or failures to act delay the completion of the Tenant Improvements; (3) delay attributable to the interference of Landlord, its agents or contractors with the completion of the Tenant Improvements or the failure or refusal of any such party to permit Tenant, its agents or contractors, priority access to and priority use of the Premises or any Building facilities or services, including the passenger elevator, which access and use are required for the orderly and continuous performance of the work necessary to complete the Tenant Improvements; (4) delay attributable to Landlord giving Tenant incorrect or incomplete Building Shell and Site Improvement Plans, or revisions to such Building Shell and Site Improvement Plans subsequent to the delivery of such items to Tenant; (5) failure of Landlord to deliver the Building Shell and Site Improvement Plans to Tenant within ten (10) days of the execution of this Lease; and (6) delay by Landlord in administering and paying when due the Tenant Improvement Allowance.

4. Construction, Possession, Rental Rate and Commencement Date.

4.1 Landlord shall construct at Landlord’s sole cost and expense, and in compliance with the warranties set forth in Article 14, (i) the Building Shell and Site Improvements in accordance with the Building Shell and Site Improvement Plans, and (ii) the Core Improvements in accordance with the Core Improvement Plans (the “Project Work”).

4.2 At such time as Landlord has completed the Project Work to the extent that construction of the Tenant Improvements can actually commence, Tenant shall construct the Tenant Improvements in accordance with the tenant improvement plans (“Tenant Improvement Plans”) at Tenant’s expense, including (i) design and architectural fees, (ii) engineering fees, (iii) costs of processing and obtaining permits form the City of San Diego and any other governmental entity with jurisdiction over the Premises, (iv) water and sewer connection charges and other expenses related thereto, and (v) any other costs and expenses for the design, permitting and construction of the Tenant Improvements, subject to Landlord providing the Tenant Improvement Allowance described in Section 4.3 below. Tenant shall retain its own architect, engineers and contractors for the design and construction of the Tenant Improvements. Tenant agrees that the architect for the Tenant Improvements shall be Pacific Cornerstone Architects (“PCA”); provided that Tenant shall have the right to substitute a different architect (subject to Landlord’s reasonable approval) if, in Tenant’s sole and absolute discretion, PCA’s performance is unacceptable to Tenant or Tenant and PCA are unable to consummate a formal agreement for PCA’s services. Tenant’s general contractor for the Tenant Improvements shall be Biostruct, Inc. The Tenant Improvement Plans, and any revisions and supplements thereto, shall also be subject to the approval of Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall obtain and provide to Landlord a certificate of occupancy as soon as possible after completion of the Tenant Improvements. Landlord shall ensure that any conditions precedent to the certificate of occupancy which are Landlord’s responsibility are satisfied.

4.3 Landlord shall contribute for the cost of Tenant Improvements the sum of $3,364,740, which is calculated at the rate of $90.00 per square foot for the 37,386 square feet of unimproved or “usable” Rentable Area to be improved by Tenant with the Tenant Improvement Allowance; the remaining 5,637 square feet of the Rentable Area includes the Core Improvements, which shall be improved by Landlord at Landlord’s expense as part of the Project Work. If the cost of the Tenant Improvements is more than $90.00 per square foot of unimproved Rentable Area, Landlord shall make available to Tenant up to an additional $10.00 per square foot of unimproved Rentable Area, in which case Basic Annual Rent as set forth in Sections 2.1.2 and 2.1.3 shall be adjusted upward or downward, as the case may be, in the amount of $.0143 per square foot of Rentable Area per month for each $1.00 of such difference. However, if the cost of Tenant Improvements exceeds $100.00 per square foot of unimproved Rentable Area, Tenant shall pay such excess as the costs are incurred, and Basic Annual Rent shall not be adjusted for such excess. All sums contributed by Landlord to the costs of the Tenant Improvements under this Section 4.3 shall be referred to herein as the “Tenant Improvement Allowance.” The Tenant Improvement Allowance shall be disbursed by Landlord to Tenant as work progresses in accordance with the provisions of Section 4.4. The Tenant Improvement Allowance may be used for design, permitting and out-of-pocket construction costs of the Tenant Improvements, including any amounts paid to the architect and engineer, but excluding any amounts paid to project coordinators, construction consultants or similar consultants.

4.4 Tenant shall prepare a budget for the Tenant Improvements (“Tenant Improvement Budget”), including design fees, costs of processing and obtaining permits from the City of San Diego and any other governmental agency with jurisdiction over the Premises, architect fees and other direct costs incurred in the design and construction of the Tenant Improvements. The Tenant Improvement Budget, and all revisions thereto, shall be subject to Landlord’s approval, which shall not be unreasonably withheld or delayed. As work progresses on the Tenant Improvements, Tenant shall submit an application for payment (“Application for Payment”) to Landlord no more often than monthly, and by the twentieth (20th) day of the month, for disbursement of the Tenant Improvement Allowance. Applications for Payment may be made only for work actually completed or services actually provided (including any deposits Tenant is obligated to submit) and shall include a detailed description of such completed Tenant Improvement work or services. Applications for Payment shall include copies of the invoices to Tenant by Tenant’s contractor(s) or other vendors for the work completed. As a condition of payment of any Application for Payment, Landlord shall require the certification by both Tenant and Tenant’s architect that the described Tenant Improvement Work or services have been completed. Landlord shall disburse the requested funds from the Tenant Improvement Allowance directly to the invoicing party (or, in Landlord’s discretion, directly to Tenant) no later than the tenth (10th) day of each calendar month for Applications for Payment with required supporting documentation received on or before the twentieth (20th) day of the previous calendar month. Tenant agrees to reasonably cooperate with Landlord in compiling the Applications for Payment in form and content satisfactory to Landlord’s construction lender.

If the Tenant Improvement Budget, as it may be revised from time to time, exceeds the amount of the Tenant Improvement Allowance, as initially adopted or as revised from time to time because of changes in work, cost overruns, or otherwise, Tenant shall pay the overage on a monthly basis as the work progresses pursuant to reasonably requirements of Landlord and Landlord’s construction lender.

Tenant shall, at its expense, install any improvements in addition to those listed on the Tenant Improvement Budget which are necessary to ensure (i) the Premises are completed in accordance with the Tenant Improvement Plans, (ii) the Premises are fully operational, and (iii) a certificate of occupancy is issued for the Premises.

4.5 Landlord shall tender possession of the Premises to Tenant for construction of the Tenant Improvements at such time as the Project Work has progressed to the point that construction of the Tenant Improvements can actually commence, but no later than July 1, 2000. Tenant agrees that in the event possession of the Premises for construction of the Tenant Improvements is not tendered to Tenant by July 1, 2000, this Lease shall not be void or voidable and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom; provided, however, notwithstanding anything to the contrary contained herein, if the Premises are tendered to Tenant after July 1, 2000, pursuant to Section 3.2 of this Lease, the Term Commencement Date of December 1, 2000 shall be extended one day for each day of delay beyond July 1, 2000. Without limiting the generality of the foregoing, Tenant expressly waives any right to terminate this Lease because of delays in completion of construction of the Premises; provided however, if the Premises are not tendered to Tenant for construction of the Tenant Improvements on or before September 1, 2000, Tenant at its election by written notice given to Landlord on or before September 30, 2000, may terminate this Lease, in which event Landlord shall return to Tenant the Security Deposit and any other monies deposited with Landlord, and Landlord shall reimburse Tenant for all out-of-pocket costs related to the Tenant Improvements not paid for by the Tenant Improvement Allowance, and neither Landlord nor Tenant shall have any further obligation to the other.

4.6 Tenant understands that the Project Work may not be complete at the time possession of the Premises is tendered to Tenant for construction of the Tenant Improvements, but will be in a condition such that construction of the Tenant Improvements can reasonably commence. Landlord shall fully complete construction of the Project Work no later than the date Tenant completes construction of the Tenant Improvements. In the event that the Project Work is not fully completed by the date Tenant completes the Tenant Improvements, neither the term of this Lease nor Tenant’s obligation to pay Rent shall commence until a certificate of occupancy for the Premises has been issued by the City of San Diego, provided that the delay in issuance of the certificate of occupancy is caused by Landlord’s failure to timely complete the Project Work (as opposed to the Tenant Improvements, which are the responsibility of Tenant).

4.7 Landlord and Tenant shall diligently and in good faith cooperate with one another, and shall cause their architects and contractors to cooperate with one another on the Project Work and the Tenant Improvements, to insure, among other benefits, timely and cost effective design, permitting and construction.

4.8 Any dispute between Landlord and Tenant arising under this Article 4 that is not resolved by the parties within fifteen (15) days shall be promptly resolved by binding arbitration conducted by a single neutral arbitrator in San Diego, California, under the Commercial Rules of the American Arbitration Association. In order that completion of the Project Work and Tenant Improvements is not delayed, the party responsible for construction or other performance shall continue to perform pending completion of the arbitration proceeding.

5. Rent

5.1 Tenant agrees to pay Landlord as Basic Annual Rent for the Premises the sum set forth in Section 2.1.2, subject to the rental adjustments provided in Sections 4.3, 6.1 and 8.2 hereof. Basic Annual Rent shall be paid in the equal monthly installments set forth in Section 2.1.3, subject to the rental adjustments provided in Sections 4.3, 6.1 and 8.2 hereof, each in advance on the first day of each and every calendar month during the term of this Lease.

5.2 In addition to Basic Annual Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”), at the times hereinafter specified in this Lease, Operating Expenses as provided in Article 7 and all other amounts that Tenant assumes or agrees to pay under the provisions of this Lease, including but not limited to any and all other sums that may become due by reason of (i) any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, and (ii) Landlord’s performance of any obligations of Tenant under this Lease.

5.3 Basic Annual Rent and Additional Rent shall together be denominated “Rent.” Except as expressly set forth in this Lease, Rent shall be paid to Landlord, without notice, demand, abatement, suspension, deduction, or setoff, in lawful money of the United States of America, at the office of Landlord as set forth in Section 2.1.6 or to such other person or at such other place as Landlord may from time to time designate in writing. Landlord shall submit to Tenant an invoice for Rent once each calendar month.

5.4 In the event the term of this Lease commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on a per diem basis and shall be paid at the then current rate for such fractional month prior to the commencement of the partial month.

5.5 This is an absolutely net lease to Landlord. It is the intent of the parties that the Basic Annual Rent payable under this Lease shall be an absolutely net return to Landlord and that Tenant shall pay all costs and expenses relating to the Premises unless otherwise expressly provided in this Lease. Any amount or obligation herein relating to the Premises which is not expressly declared to be that of Landlord shall be deemed to be an obligation of Tenant to be performed by Tenant at Tenant’s expense.

6. Rental Adjustments.

6.1 The Basic Annual Rent then in effect (and as previously increased pursuant to this Section 6.1) shall be increased each year of the term and any extended term by three percent (3%). The first such increase shall become effective on the first annual anniversary of the Term Commencement Date, and subsequent increases shall become effective on the same day of each calendar year thereafter for so long as this Lease continues in effect.

7. Operating Expenses.

7.1 As used herein, the term “Operating Expenses” shall include:

(a) Government impositions including, without limitation, real and personal property taxes and assessments levied upon the Premises or any part thereof; any tax on or measured by gross rentals received from the rental of space in the Premises or tax based on the square footage of the Building to the extent such tax is in lieu of or in the nature of a property tax; and any utilities surcharges or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof promulgated by, any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Premises, and any expenses, including the cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes not to exceed the amount of any such reduction, less tax refunds obtained as a result of an application for review thereof.

(b) Except as set forth in Section 7.2 below, all other costs paid or incurred by Landlord which, in accordance with generally accepted accounting principles, are properly chargeable to the maintenance and operation of the Premises including, by way of examples and not as a limitation upon the generality of the foregoing, (i) costs of maintenance, repairs and replacements to improvements within the Premises as appropriate to maintain the Premises in first class condition, provided that any cost or expense for repair or replacement which, under generally accepted accounting principles consistently applies, would be considered a capital cost, shall not included with Operating Expenses to the extent set forth in Section 7.2(n) below; (ii) costs of utilities furnished to the Premises except those utilities which are separately metered and paid by Tenant; (iii) sewer fees; (iv) trash collection; (v) cleaning (including windows); (vi) maintenance of landscape and grounds; (vii) maintenance of drives and parking areas, including resurfacing not more often than once every five (5) years of the Lease Term; (viii) reasonable and customary security services provided that Tenant elects not to provide its own security services; (ix) maintenance, repair, and replacement of reasonable and customary security devices; (x) building supplies; (xi) maintenance, repair, and replacement of equipment utilized for operation and maintenance of the Premises; (xii) insurance premiums; (xiii) portions of insured losses deductible by reason of insurance policy terms; (xiv) service contracts for work of a nature before referenced; (xv) costs of services of independent contractors retained to do work of nature before referenced; (xvi) Tenant’s pro rata share (based on percentage of time actually spent performing duties directly related to the Premises) of the costs of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with the day-to-day operation and maintenance of the Premises below the grade of building manager; and (xvii) reasonable costs of management services equal to three percent (3%) of Basic Annual Rent.

7.2 Notwithstanding the foregoing, Operating Expenses shall not include, and Tenant shall not be responsible for the payment of, the following costs and expenses:

(a) costs incurred for the initial construction of the Premises, except for excess Tenant Improvements pursuant to Article 4 and any other costs which are the responsibility of Tenant under any other provisions of this Lease;

(b) costs incurred for the repair, maintenance or replacement of the structural components of the footings, foundation, ground floor slab, and load bearing walls of the Premises (but excluding painting and ordinary maintenance and repair of exterior surfaces);

(c) costs incurred to correct any defects in design, materials or construction of the Building, Core Improvements and Site Improvements to the extent of Landlord’s warranties in Section 14.2;

(d) costs, expenses and penalties (including without limitation attorneys fees) incurred as a result of the use, storage, removal or remediation of any toxic or hazardous substances or other environmental contamination not caused by Tenant or its employees, contractors, agents, representatives, or invitees;

(e) interest, principal, points and other fees on debt or amortization of any debt secured in whole or part by all or any portion of the Premises;

(f) costs incurred in connection with the financing, sale or acquisition of the Premises or any portion thereof;

(g) costs, expenses, and penalties (including without limitation attorneys’ fees) incurred due to the violation by Landlord of any underlying deed of trust or mortgage affecting the Premises or any portion thereof;

(h) depreciation on the Premises or any portion thereof, or any equipment or machinery owned by Landlord;

(i) any costs incurred as a result of Landlord’s violation of any statute, ordinance or other source of applicable law, or breach of contract or tort liability to any other party, including without limitation, any unrelated third party, or Landlord’s employees, contractors, agents or representatives;

(j) leasing commissions, attorneys’ fees and other costs and expenses incurred in connection with the leasing of the Premises;

(k) advertising, marketing, media and promotional expenditures regarding the Premises and costs of signs in or on the Building identifying the owner, lender or any contractor thereof;

(1) any fees or salaries of the principals of Landlord;

(m) any rentals and related expenses incurred in leasing equipment which may be classified as capital expenditures under generally accepted accounting principles;

(n) to the extent the useful life of repairs or replacements (other than repairs or replacements to Tenant Improvements) which, under generally accepted accounting principles consistently applies, would be considered a capital cost, exceeds the remainder of the term of the Lease (as such useful life is determined under generally accepted accounting principals), the pro rata portion of the cost thereof attributable to the period following the expiration of the term; provided, however, if Tenant thereafter extends the term of the Lease, Landlord may recover the portion of the cost not previously recovered to the extent it falls within the period of the extended term;

(o) the amounts of any payments to Landlord or to subsidiaries or affiliates of Landlord for goods or services in the Building in excess of the cost of such goods or services if they were provided by unaffiliated third parties on a competitive basis;

(p) costs of insured losses except payable by Tenant pursuant to Article 22 of this Lease;

(q) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(r) costs associated with the operating of the business of the entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Premises (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Premises, costs of entity accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Premises, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Premises management, or between Landlord and other tenants or occupants, and Landlord’s general corporate overhead and general and administrative expenses;

(s) costs arising from Landlord’s charitable and political contributions;

(t) any gifts provided to any entity whatsoever, including but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;

(u) any costs covered by any warranty, rebate, guarantee or service contract which are actually collected by Landlord (which shall not prohibit Landlord for passing through the costs of any such service contract if otherwise included in Operating Expenses);

(v) all items and services that Tenant reimburses Landlord for;

(w) any expense resulting from the gross negligence of Landlord, its agents, contractors or employees, or, to the extent Landlord is actually reimbursed for such costs, to remedy damage caused by or resulting from the gross negligence of any licensees in the Project, including their agents, contractors and employees;

(x) reserves for anticipated future expenses; and

(y) rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a capital item which is specifically excluded in this Lease (excluding, however, equipment not affixed to the Building which is used in providing janitorial or similar services).

7.3 Subject to the provisions of Article 13, Tenant shall pay to Landlord on the first day of each calendar month of the term of this lease, as Additional Rent, Landlord’s estimate of Operating Expenses with respect to the Premises for such month. Within ninety (90) days after the conclusion of each calendar year, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses for the previous calendar year. Any additional sum due from Tenant to Landlord shall be payable within thirty (30) days of Tenant’s receipt of Landlord’s written demand. If the amounts paid by Tenant exceed the Operating Expenses for the previous calendar year, the difference shall be credited by Landlord against the Rent next due and owing from Tenant; provided that, if the Lease term has expired, Landlord shall accompany said statement with payment for the amount of such difference. Any amount due for any period which is less than a full month shall be prorated on a per diem basis for such fractional month.

7.4 Tenant shall have the right, at Tenant’s expense, upon reasonable notice during reasonable business hours, to inspect and audit the portion of Landlord’s books and records that are relevant to preparation of the statement delivered pursuant to Section 7.3 provided any request for such review shall be furnished within sixty (60) days of Tenant’s receipt of such statement as to the prior year’s Operating Expenses. Such audit shall be conducted by a certified public accountant approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. If such audit reveals that Landlord has overcharged Tenant, any amount overcharged and actually paid by Tenant shall be reimbursed to Tenant within thirty (30) days after the audit is concluded, together with interest thereon at the rate of 10% per annum, from the date Tenant paid the overcharge until payment of the overcharge is reimbursed to Tenant. In addition, if the statement delivered pursuant to Section 7.3 exceeds the actual Operating Expenses which should have been charged to Tenant by more than five percent (5%), the cost of the audit shall be paid by Landlord.

7.5 Tenant shall not be responsible for Operating Expenses attributable to the time period prior to the Term Commencement Date. The responsibility of Tenant for Operating Expenses attributable to the Premises shall continue to the latest of (i) the date of termination of the Lease, or (ii) the date Tenant has fully vacated the Premises.

7.6 Operating Expenses for the calendar year in which Tenant’s obligation to pay them commences and in the calendar year in which such obligation ceases shall be prorated. Expenses such as taxes, assessments and insurance premiums which are incurred for an extended time period shall be prorated based upon time periods to which applicable so that the amounts attributed to the Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to pay Operating Expenses.

8. Rentable Area.

8.1 The Rentable Area of the Premises as set forth in Section 2.1.1 is determined by making separate calculations of the Rentable Area of each floor within the Building and totaling the Rentable Area of all floors within the Building, but excluding any parking areas. The Rentable Area of a floor is calculated by measuring to the outside finished surface of each permanent outer building wall where it intersects the floor, or where it would have intersected the floor except for recessed entryways, windows and the like (also known as the “drip line”, measured from where the outside finished surface of the second floor wall intersects the roof). The full area calculated as set forth above is included as

Rentable Area of the Premises without deduction for (i) columns or projections, (ii) vertical penetrations including stairs, elevator shafts, flues, pipe shafts, vertical ducts, and the like, and their enclosing walls, (iii) corridors, equipment rooms, rest rooms, entrance ways, elevator lobbies, and the like, and their enclosing walls, (iv) recessed windows and entryways, and (v) any other unusable area of any nature.

8.2 The Rentable Area as set forth in Section 2.1.1 is an estimate of the area which will upon completion of the Building constitute the Rentable Area of the Premises, which shall be adjusted upon the Term Commencement Date in accordance with a certification of the Rentable Area from Landlord’s architect. If either party disputes the certification of Landlord’s architect within thirty (30) days after the Term Commencement Date by written notice to the other party, the Rentable Area shall be field measured and confirmed by a mutually agreeable architect or civil engineer, which measurement shall be conclusive and binding on Landlord and Tenant. If the Rentable Area as determined hereunder is more or less than the Rentable Area set forth in Section 2.1.1, Basic Annual Rent, monthly installments of Basic Annual Rent and the Tenant Improvement Allowance shall be adjusted upward or downward, as the case may be, based on the actual Rentable Area of the Premises.

9. Security Deposit.

9.1 Within thirty (30) days after the execution of this Lease, Tenant shall deposit with Landlord cash (“Cash Deposit”) or an irrevocable stand-by letter of credit (“Letter of Credit”) in the amount of $1,011,040, to be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term and any extension term hereof. To the extent Tenant elects to deliver a Cash Deposit, Landlord shall keep such Cash Deposit in an interest-bearing money market account segregated from Landlord’s funds, with interest to accrue for the benefit of Tenant. If Tenant defaults with respect to any provision of this Lease, including but not limited to any provision relating to the payment of Rent, and subject to any notice requirements and cure periods for Tenant’s benefit set forth in Article 24, Landlord may (but shall not be required to) draw from the Cash Deposit or Letter of Credit the amount required to cure the default, and to use, apply or retain the proceeds thereof for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default.

9.2 At the commencement of the seventh (7th) year of the term the amount shall be reduced to $909,936 on the conditions that (i) Tenant has not been in default under Section 24.4(a) on more than three (3) separate occasions for failure to make a payment of Rent, and (ii) Tenant’s cash on hand, including cash equivalents and marketable securities, shall be equivalent to or greater than its twenty-four (24) months Cash Requirements. Cash Requirements shall mean the Tenant’s cash burn (i.e. reduction in Tenants cash position net of new equity) for the three (3) month period just completed multiplied by a factor of eight (8).

9.3 At the commencement of the eighth (8th) year of the term, the amount shall be reduced to $808,832 on the same conditions as set forth in Section 9.2 above.

9.5 At the commencement of the ninth (9th) year of the term, the amount shall be reduced to $707,728 on the same conditions as set forth in Section 9.2 above.

9.6 At the commencement of the tenth (10th) year of the term, the amount shall be reduced to $606,624 on the same conditions as set forth in Section 9.2 above.

9.7 Tenant shall be responsible for any expenses in obtaining and maintaining any Letter of Credit.

9.8 The Letter of Credit, and any replacement Letter of Credit, shall be issued by State Street Bank & Trust Company. Should the institution be placed in conservatorship or receivership by the Federal Deposit Insurance Corporation or any other state of federal regulatory agency, Tenant shall, within thirty (30) days after written request by Landlord, provide a replacement Letter of Credit from a financial institution reasonably acceptable to Landlord, and in the event Tenant fails to do so, Landlord may draw on the Letter of Credit and use the proceeds thereof as a security deposit in accordance with the provisions of Section 9.1.

9.9 The Letter of Credit shall provide (i) that the issuer of the Letter of Credit shall pay to Landlord the amount in default immediately upon presentation of a sight draft by Landlord accompanied by a certified statement signed by an officer of the manager of Landlord (or, if any successor Landlord is a corporation or a partnership, by any officer of the corporation or general partner of the partnership, as the case may be) stating that a default has occurred under the Lease as a result of which Landlord is entitled to collect the amount specified in the site draft in order to cure the default, and (ii) that the issuer shall have no obligation to confirm that a default has occurred, or the amount which Landlord is entitled to draw, or that notice of the default has been given to Tenant.

9.10 The initial Letter of Credit shall be for a period of not less than one (1) year, and any replacement Letter of Credit shall be for a period of not less than one (1) year. The initial Letter of Credit (or any later replacement Letter of Credit) shall be replaced by Tenant by delivering to Landlord a replacement Letter of Credit at least thirty (30) days prior to the expiration of the then current Letter of Credit. If Tenant fails to deliver a replacement Letter of Credit at least thirty (30) days prior to the expiration of the then current Letter of Credit, Landlord shall have the right, upon two (2) business days notice to Tenant, to draw the total amount of the then current Letter of Credit and hold the proceeds thereof as a security deposit pursuant to the provisions of Section 9.1. The Letter of Credit shall be successively renewed or replaced until that date which is thirty (30) days after the expiration of the initial or any extended term of this Lease.

9.11 In the event of the use of any portion of the Cash Deposit or a partial draw on the Letter of Credit to cure a Tenant default, Tenant shall within fifteen (15) days after request therefor replenish the Cash Deposit or replenish the Letter of Credit or substitute a new Letter of Credit to the full amount set forth above.

9.12 Any Cash Deposit or Letter of Credit shall be transferable by Landlord to a successor Landlord or mortgagee or beneficiary of a deed of trust encumbering the Premises, or, in the case of a Letter of Credit, a substitute Letter of Credit shall be issued to any such entity at the request of Landlord; provided, however, that Landlord shall pay any expenses incurred by Tenant on account of any such transfer or issuance.

9.13 In the event of bankruptcy or other debtor/creditor proceedings against Tenant, the proceeds of the Cash Deposit or the Letter of Credit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

9.14 Landlord shall deliver the Cash Deposit or Letter of Credit, and any proceeds thereof, to any purchaser of Landlord’s interest in the Premises, and thereupon Landlord shall be discharged from any further liability with respect thereto provided that such purchaser has agreed to assume in writing the obligations of Landlord hereunder. This provision shall also apply to any subsequent transfers.

9.15 The Cash Deposit or Letter of Credit, and any proceeds thereof, shall be returned to Tenant within thirty (30) days following the expiration of this Lease, except for amounts which are needed by Landlord to cure any default by Tenant.

10. Use.

10.1 Tenant may use the Premises for any of those purposes, and only those purposes, allowed by (i) the City of San Diego Industrial Park (IP-1) Zone (formerly Scientific Research Zone) in effect from time to time and as applicable to the Premises, (ii) any other applicable laws, regulations, ordinances, requirements, permits and approvals applicable to the Premises, and (iii) all covenants, conditions and restrictions recorded against the Land, and shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose without the prior written consent of Landlord. Tenant may change the use of the Premises from time to time, as long as such changed use is authorized by this Section 10.1 or may otherwise be legally permissible, with the consent of Landlord, which consent shall not be unreasonably withheld.

10.2 Tenant shall conduct its business operations and use the Premises in compliance with all federal, state, and local laws, regulations, ordinances, requirements, permits and approvals applicable to the Premises. Tenant shall not use or occupy the Premises in violation of any law or regulation or the certificate of occupancy issued for the Building, and shall, upon five (5) days’ written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or the certificate of occupancy. Subject to Landlord’s warranties set forth in Section 14.2, Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant’s specific use and occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof, including any duty to make structural or capital improvements, alterations, repairs and replacements to the Premises.

10.3 Tenant shall not do or permit to be done anything which will invalidate or materially increase the cost (unless Tenant agrees to pay such increased cost) of any fire, extended coverage or any other insurance policy covering the Premises, or which will make such insurance coverage unavailable on commercially reasonable terms and conditions, and shall comply with all commercially reasonable rules, orders, regulations and requirements of the insurers of the Premises.

10.4 Subject to the terms of this Section 10.4, Tenant shall comply with the Americans with Disabilities Act of 1990 (“ADA”), and the regulations promulgated thereunder, as amended from time to time. Subject to Landlord’s warranties set forth in Section 14.2, all responsibility for compliance with the ADA relating to the Building and the specific activities conducted therein by Tenant shall be exclusively that of Tenant and not of Landlord, including any duty to make structural or capital improvements, alterations, repairs and replacements to the Building required by Tenant’s specific use of the Building. Any alterations to the Premises made by Tenant for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with Article 17; provided, that Landlord’s consent to such alterations shall not constitute either Landlord’s assumption, in whole or in part, of Tenant’s responsibility for compliance with the ADA, or representation or confirmation by Landlord that such alterations comply with the provisions of the ADA. However, nothing in this Lease shall be construed to require Tenant to make structural or capital improvements, alterations, repairs or replacements to comply with ADA unless and until required to do so by order of any government entity or court of law exercising proper jurisdiction with regard thereto, subject to any right to appeal or otherwise contest any such order.

10.5 Tenant may install signage on and about the Premises as part of the construction of the Tenant Improvements to the extent permitted by, and in conformity with, applicable provisions of the City of San Diego Sign Ordinance. Tenant acknowledges it is familiar with the restrictions of the City of San Diego Sign Ordinance, and is not relying on any representations or warranty of Landlord regarding the number, size or location of any signage. The expense of design, permits, purchase and installation of any signs shall be included in the cost of Tenant Improvements.

10.6 No equipment shall be placed at a location within the Building other than a location designed to carry the load of the equipment. Equipment weighing in excess of floor loading capacity shall not be placed in the Building.

10.7 Tenant shall not use or knowingly allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or knowingly permit any nuisance or waste in, on, or about the Premises.

11. Brokers.

11.1 Landlord and Tenant represent and warrant one to the other that there have been no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than CB Richard Ellis, Inc. (which represented Landlord) and John Burnham Real Estate Services (which represented Tenant), whose commissions shall be paid by Landlord. Each shall indemnify, defend, protect, and hold harmless the other from any claim of any other broker as a result of any act or agreement of the indemnitor.

11.2 Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant’s decision to enter into this Lease other than as contained in this Lease.

12. Holding Over.

12.1 If, with Landlord’s consent, Tenant holds possession of all or any part of the Premises after the expiration or earlier termination of this Lease, Tenant shall become a tenant from month to month upon the date of such expiration or earlier termination, and in such case Tenant shall continue to pay in accordance with Article 5 the Basic Annual Rent as adjusted from the Term Commencement Date in accordance with Section 6.1, together with Operating Expenses in accordance with Article 7 and other Additional Rent as may be payable by Tenant, and such month-to-month tenancy shall be subject to every other term, covenant and condition contained herein.

12.2 If Tenant remains in possession of all or any portion of the Premises after the expiration or earlier termination of the term hereof without the express written consent of Landlord, Tenant shall become a tenant at sufferance upon the terms of this Lease except that monthly rental shall be equal to one hundred twenty five percent (125%) of the Basic Annual Rent in effect during the last month of the Lease term.

12.3 Acceptance by Landlord of Rent after such expiration or earlier termination shall not result in a renewal or reinstatement of this Lease.

12.4 The foregoing provisions of this Article 12 are in addition to and do not affect Landlord’s right to re-entry or any other rights of Landlord under Article 24 or elsewhere in this Lease or as otherwise provided by law.

13. Taxes and Assessments.

13.1 Landlord shall pay and discharge all Taxes (as defined in Section 7.1(a)) as they become due, promptly and before delinquency, subject to reimbursement by Tenant as Operating Expenses under Section 7.1, saving and excepting only those taxes in Section 7.1 specifically excepted.

13.2 If the right is given to pay either in one sum or in installments, Landlord or Tenant may elect to pay in installments, and its election shall be binding on the other. If by making an election to pay in installments, any of the installments shall be payable after the termination of this Lease or any extended term thereof, the unpaid installments shall be prorated as of the date of termination, and amounts payable after said date shall be paid by Landlord. All other taxes and charges payable under this Article 13 shall be prorated as of and payable at the commencement and expiration of the term of this Lease, as the case may be. Landlord shall not during the term of this Lease undertake any action to place any special assessments, levies or charges on the Premises without first obtaining the prior written approval of Tenant, other than those due to new construction and those imposed by the City of San Diego or other government entity over which Landlord has no control. If Landlord does undertake such action without Tenant’s approval, Landlord, and not Tenant, shall pay any special assessments, levies or charges sought by such action.

13.3 Any and all rebates on account of taxes, rates, levies, charges or assessments required to be paid and paid by Landlord and reimbursed as Operating Expenses by Tenant under the provisions of this Lease shall belong to Tenant, and Landlord will, on the request of Tenant, execute any receipts, assignments, or other acquittances that may be necessary in order to secure the recovery of the rebates, and will pay over to Tenant any rebates that may be received by Landlord.

13.4 Tenant shall pay, before delinquency, any taxes levied against any improvements, fixtures, equipment and personal property of Tenant in or about the Premises.

13.5 If Tenant shall in good faith desire to contest the validity or amount of any tax, assessment, levy, or other governmental charge herein agreed to be paid by Tenant, Tenant shall be permitted to do so, and Landlord shall defer the payment of said tax or charge, the validity or amount of which Tenant is so contesting, until final determination of the contest, upon Tenant giving to Landlord written notice thereof prior to the commencement of any contest, which shall be at least fifteen (15) days prior to delinquency, and by protecting Landlord on demand by a good and sufficient surety bond (or cash deposit to the Tax Account described in Section 13.7 in lieu thereof) against any tax, levy, assessment, rate or governmental charge, and from any costs, penalties, interest, liability, or damage arising out of a contest. Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of any law require that the proceeding or contest be brought by or in the name of Landlord. In that case, Landlord shall join in the contest or permit it to be brought in Landlord’s name so long as Landlord is not required to bear any costs. Tenant, on final determination of the contest, shall immediately pay or discharge any decision or judgment rendered, together with all costs, charges, interest and penalties incidental to the decision or judgment.

14. Condition of Premises.

14.1 Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty, express or implied, with respect to the condition of the Premises, or to the Project Work or the Tenant Improvements, except as set forth in this Lease, or with respect to their suitability for the conduct of Tenant’s business.

14.2 Landlord warrants to Tenant that the Project Work will be built in a good and workmanlike manner and in compliance with all applicable building code requirements, laws (including the ADA), rules, orders, ordinances, directions, regulations, permits, approvals, and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and with the rules, orders, directions, regulations, and requirements of any applicable fire rating bureau, and will be free of patent and latent defects in design, materials and construction. The four-year statute of limitations for patent defects set forth in Section 337.1 of the California Code of Civil Procedure, and the ten-year statute of limitations for latent defects set forth in Section 337.15 of the California Code of Civil Procedure, shall apply to the warranties set forth herein. Landlord represents and warrants to Tenant (i) that it is the sole owner of the Land, and neither Landlord nor any successor Landlord under this Lease will maintain less than a fee estate in the Land during the term of the Lease (for instance, Landlord will not convey the fee estate and retain only a leasehold estate in the Land), (ii) that so long as Tenant performs each and every term, provision and condition herein contained on the part of Tenant to be performed, Tenant may peacefully and quietly enjoy the Premises without hindrance or molestation by Landlord or by any other person claiming by, through or under Landlord, (iii) the Site Improvements, Building Shell and Core Improvements shall be in good working order, condition and repair as of the Term Commencement Date, and (iv) the Premises and the land and groundwater thereunder shall be free of contamination by any petroleum, asbestos, “PCBs,” or radioactive materials or any other hazardous or toxic substances then regulated by any applicable local, state, or federal law as of the Term Commencement Date. In the event of a breach of any of the foregoing warranties, Landlord shall promptly rectify the same at its sole cost and expense.

15. Parking Facilities.

15.1 Landlord shall provide parking for the Premises, as part of the Site Improvements, in a ratio of not less than three (3) spaces for each 1,000 square feet of Rentable Area, which shall be provided to Tenant without charge during the initial and any extended term of the Lease. Landlord shall provide Tenant twenty (20) parking spaces adjacent to the Premises exclusively reserved for Tenant’s use.

15.2 Tenant acknowledges that interior and exterior areas used for Tenant’s equipment, Hazardous Material enclosures, trash enclosures, mechanical systems, and the like will reduce available parking.

15.3 Except for an emergency generator, Tenant shall not place any equipment, storage containers or any other property on the surface parking area except in accordance with the approved plans and specifications for the Premises or as otherwise approved by Landlord, which approval shall not be unreasonably withheld.

16. Utilities and Services.

16.1 To the extent not paid by Landlord as Operating Expenses, Tenant shall pay directly to the provider, prior to delinquency, for all water, gas, electricity, telephone, cable television, and other utilities which may be furnished to the Premises during the term of this Lease, together with any taxes thereon.

16.2 Landlord shall not be liable for, nor shall any eviction of Tenant result from, any failure of any such utility or service, provided such failure is not due to the gross negligence or willful misconduct of Landlord and in the event of such failure Tenant shall not be entitled to any abatement or reduction of Rent, nor be relieved from the operation of any covenant or agreement of this Lease, and Tenant waives any right to terminate this Lease on account thereof.

17. Alterations.

17.1 Tenant shall make no alterations, additions or improvements (hereinafter in this section, “improvements”) in or to the Premises costing more than $10,000.00 without Landlord’s prior written consent, which shall not be unreasonably withheld. Tenant shall deliver to Landlord final plans and specifications and working drawings for the improvements, and Landlord shall have ten (10) days thereafter to grant or withhold its consent. If Landlord does not notify Tenant of its decision within the ten (10) days, Landlord shall be deemed to have given its approval.

17.2 If a permit is required to construct the improvements, Tenant shall deliver a completed, signed-off inspection card to Landlord within thirty (30) days of completion of the improvements, and shall promptly thereafter obtain and record a notice of completion and deliver a copy thereof to Landlord.

17.3 The improvements shall be constructed only by licensed contractors approved by Landlord, which approval shall not be unreasonably withheld. Any such contractor must have in force a general liability insurance policy of not less than $1,000,000 or such higher limits as Landlord may reasonably require, which policy of insurance shall name Landlord as an additional insured. Tenant shall provide Landlord with a copy of the contract with the contractor prior to the commencement of construction.

17.4 Tenant agrees that any work by Tenant shall be accomplished in such a manner as to permit any fire sprinkler system and fire water supply lines to remain fully operable at all times except when minimally necessary for building reconfiguration work.

17.5 Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations, permits, approvals, and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and in full compliance with the rules, orders, directions, regulations, and requirements of any applicable fire rating bureau. Tenant shall provide Landlord with “as-built” plans showing any change in the Premises within thirty (30) days after completion.

17.6 Before commencing any work (other than interior non-structural alterations, additions or improvements), Tenant shall give Landlord at least five (5) days’ prior written notice of the proposed commencement of such work and, for any such work which exceeds $25,000.00 in cost, if required by Landlord, secure at Tenant’s own cost and expenses a completion and lien indemnity bond approved by Landlord, which approval will not be unreasonably withheld.

18. Repairs and Maintenance.

18.1 Landlord shall, throughout the term of this Lease, at its own cost and expense, and without any cost or expense to Tenant, keep and maintain in good condition and repair the structural components of the footings, foundation, bottom floor slab, and load bearing walls of the Premises, subject to wear and tear consistent with commercially reasonable maintenance and repair standards applicable to comparable buildings. In addition, Landlord shall, at its own cost and expense, and without any cost or expense to Tenant, promptly repair any patent or latent defects in the design, materials or construction of the work required of Landlord to the extent of Landlord’s warranties in Section 14.2.

18.2 Except as otherwise set forth in Section 7.2(n) and 18.1, Landlord shall, throughout the term of this Lease, subject to reimbursement by Tenant as Operating Expenses under

Section 7.1, and without any cost or expense to Landlord, keep and maintain in good, sanitary and neat order, condition, and repair, the Premises and every part thereof (subject to wear and tear consistent with commercially reasonable maintenance and repair standards applicable to comparable buildings), including structural and capital improvements, all improvements, fixtures, equipment and personal property built or installed in the Premises, and all appurtenances thereto, including but not limited to sidewalks, parking areas, curbs, roads, driveways, lighting standards, landscaping, sewers, water, gas and electrical distribution systems and facilities, drainage facilities, and all signs, both illuminated and non-illuminated that are now or hereafter on the Premises. Without in any way limiting the foregoing, Landlord shall maintain the lines designating the parking spaces in good condition and paint the same as often as may be necessary, so that they are easily discernable at all times; resurface the parking areas as necessary to maintain it in good condition; paint any exterior portions of the Building as necessary to maintain them in good condition; and maintain the roof in good condition.

18.3 Tenant shall maintain sightly screens, barricades or enclosures around any waste or storage areas.

18.4 Tenant hereby waives Civil Code Sections 1941 and 1942 relating to a landlord’s duty to maintain the Premises in a tenantable condition, and under said sections or under any law, statute or ordinance now or hereafter in effect to make repairs at Landlord’s expense.

19. Liens.

19.1 Tenant shall keep the Premises and every part thereof free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic’s lien filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, will be discharged by Tenant, by bond or otherwise, within thirty (30) days after the filing thereof (or within ten (10) days after the filing thereof if requested by Landlord as necessary to facilitate a pending sale or refinancing), at the cost and expense of Tenant.

19.2 Should Tenant fail to discharge any lien of the nature described in Section 19.1, Landlord may at Landlord’s election pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title and the cost thereof shall be immediately due from Tenant as Additional Rent.

19.3 In the event Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code financing statement executed by Tenant will upon its face or by exhibit thereto indicate that such financing statement is applicable only to personal property of Tenant specifically described in the financing statement, and that such property is subject to removal on the expiration or earlier termination of this Lease. In no event shall the address of the Building be furnished on the financing statement without qualifying language as to applicability of the lien only to personal property of Tenant described in the financing statement. Should any holder of a security agreement executed by Tenant record or place of record a financing statement which appears to constitute a lien against any interest of Landlord, Tenant shall within ten (10) days after the filing of such financing statement cause (i) copies of the security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord’s being in a position to show such lien is not applicable to any interest of Landlord, and (ii) the holder of the security interest to amend documents of record so as to clarify that such lien is not applicable to any interest of Landlord in the Premises. Landlord hereby agrees to execute within five (5) business days any UCC Filing Statements or other documentation reasonably required to be executed by Landlord in connection with any such financing arrangement.

20. Indemnification and Exculpation.

20.1 Except to the extent of the responsibility of Landlord pursuant to Section 20.2 hereof, Tenant agrees to indemnify Landlord, and its partners, members and affiliates, and their respective shareholders, directors, officers, agents, contractors and employees (collectively, “Landlord’s Agents”), against, and to protect, defend, and save them harmless from, all demands, claims, causes of action, liabilities, losses and judgments, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys’ fees), for death of or injury to person or damage to property arising out of (i) any occurrence in, upon or about the Premises during the term of this Lease, (ii) Tenant’s use, occupancy, repairs, maintenance, and improvements of the Premises and all improvements, fixtures, equipment and personal property thereon, and (iii) any act or omission of Tenant, its shareholders, directors, officers, agents, employees, servants, contractors, invitees and subtenants. Tenant’s obligation under this Section 20.1 shall survive the expiration or earlier termination of the term of this Lease.

20.2 Landlord agrees to indemnify Tenant and Tenant’s shareholders, directors, officers, agents, and employees (collectively “Tenant’s Agents”) against and save them harmless from all demands, claims, causes of action and judgments, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys’ fees), for death of, or injury to, any person or damage to property arising from or out of any occurrence in, upon, or about the Premises prior to the term of this Lease, or during the term of this Lease if caused by the negligence or other tortious conduct of Landlord or Landlord’s directors, officers, agents, employees, servants, contractors, invitees and subtenants, but only to the extent not caused by the negligence or other tortious conduct of Tenant or Tenant’s Agents. Landlord’s obligations under this Section 20.2 shall survive the expiration or earlier termination of the term of this Lease.

20.3 Notwithstanding any provision of Sections 20.1 and 20.2 to the contrary, Landlord shall not be liable to Tenant and Tenant assumes all risk of damage to any fixtures, goods, inventory, merchandise, equipment, records, research, experiments, animals and other living organisms, computer hardware and software, leasehold improvements, and other personal property of any nature whatsoever, and Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom relative to such damage, unless caused by Landlord’s or Landlord’s Agents’ willful misconduct or gross negligence.

20.4 The indemnity obligations of both Landlord and Tenant under this Section 20 shall be satisfied to the extent of proceeds of applicable insurance maintained by Tenant to the extent thereof, and thereafter to proceeds of any applicable insurance maintained by Landlord; Landlord and Tenant shall be required to satisfy any such obligation only to the extent it is not satisfied by proceeds of applicable insurance as set forth above.

20.5 Security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and it is agreed that Landlord shall not be liable for injuries or losses caused by criminal acts of third parties and the risk that any security device or service may malfunction or otherwise be circumvented by a criminal is assumed by Tenant. Tenant shall at Tenant’s cost obtain insurance coverages to the extent Tenant desires protection against such criminal acts.

21. Insurance – Waiver of Subrogation.

21.1 Commencing prior to Tenant’s first entry onto the Premises for purposes of installing any improvements, fixtures or personal property, but no later than the Term Commencement Date, and continuing at all times during the term of this Lease, Tenant shall maintain, at Tenant’s expense, commercial general liability insurance, on an “occurrence” basis (or on a “claims made” basis if “occurrence” basis insurance is not available on commercially reasonable terms), insuring Tenant and Tenant’s agents, employees and independent contractors against all bodily injury, property damage, personal injury and other covered loss arising out of the use, occupancy, improvement and maintenance of the Premises and the business operated by Tenant, or any other occupant, on the Premises. Such insurance shall have a minimum combined single limit of liability per occurrence of not less than $2,000,000.00 and a general aggregate limit of $4,000,000.00. Such insurance shall: (i) name Landlord, and Landlord’s lenders if required by such lenders, and any management company retained to manage the Premises if requested by Landlord, as additional insureds; (ii) include a broad form contractual liability endorsement insuring Tenant’s indemnity obligations under Section 20.1; (iii) include a products liability coverage endorsement (with limits of $2,000,000.00 on a “claims made” basis), a boiler and machinery liability endorsement, and a products completed operations coverage endorsement; (iv) provide that it is primary coverage and noncontributing with any insurance maintained by Landlord or Landlord’s lenders, which shall be excess insurance with respect only to losses arising out of Tenant’s negligence; (v) provide for severability of interests or include a cross-liability endorsement, such that an act or omission of an insured shall not reduce or avoid coverage of other insureds; and (vi) provide for a deductible of not more than $100,000.00 per claim.

21.2 At all times during the term of this Lease, Landlord shall maintain, subject to reimbursement by Tenant as Operating Expenses under Section 7.1, “all risk” insurance, including, but not limited to, coverage against loss or damage by fire, vandalism, and malicious mischief covering the Building (exclusive of excavations, foundations and footings), the Tenant Improvements, and all other improvements and fixtures that may be constructed or installed on the Premises by Landlord, in an amount equal to one hundred percent (100%) of the full replacement value thereof. If any boilers or other pressure vessels or systems are installed on the Premises, Landlord shall maintain, subject to reimbursement by Tenant as an Operating Expense, boiler and machinery insurance in an amount equal to one hundred percent (100%) of the full replacement value thereof. After the Term Commencement Date, at all times during the course of any major demolition or construction permitted hereunder, or any restoration pursuant to Articles 22 or 23, Landlord shall maintain, subject to reimbursement by Tenant as Operating Expenses, “all risk” builder’s risk insurance, including, but not limited to, coverage against loss or damage by fire, vandalism and malicious mischief, covering improvements in place and all material and equipment at the job site furnished under contract, in an amount equal to one hundred percent (100%) of the full replacement value thereof. The insurance described in this Section 21.2 shall: (i) insure Landlord, and Landlord’s lenders if required by such lenders, as their interests may appear; (ii) contain a Lender’s Loss Payable Form (Form 438 BFU or equivalent) in favor of Landlord’s lenders and name Landlord, or Landlord’s lender if required by such lender, as the loss payee; (iii) provide for severability of interests or include a cross-liability endorsement, such that an act or omission of an insured shall not reduce or avoid coverage of other insureds; (iv) include a building ordinance endorsement, an agreed amount endorsement and an inflation endorsement; (v) provide that it is primary coverage and noncontributing with any other insurance maintained by Landlord or Landlord’s lenders, which shall be excess insurance; and (vi) provide for deductibles of not more than $100,000.00 per claim. The full replacement value of the Building, the Tenant Improvements and other improvements and fixtures insured thereunder shall, for the purpose of establishing insurance limits and premiums only, be determined by the company issuing the insurance policy and shall be redetermined by said company within six (6) months after completion of any material alterations or improvements to the Premises and otherwise at intervals of not more than three (3) years. Landlord shall promptly increase the amount of the insurance carried pursuant to this Section 21.2 to the amount so redetermined. Landlord warrants that the proceeds of the insurance described in this Section shall be used for the repair, replacement and restoration of the Premises and the Tenant Improvements and other improvements and fixtures insured thereunder, as further provided in Article 22; provided, however, if this Lease is terminated after damage or destruction, the insurance policy or policies, all rights thereunder and all insurance proceeds shall be assigned to Landlord.

21.3 At all times during the term of this Lease, Tenant shall maintain, at Tenant’s expense, business interruption insurance in order to insure that the Basic Annual Rent and Operating Expenses provided for hereunder will be paid for a period of up to one (1) year after any casualty insured against by all risk policy of insurance described in Section 21.2 above or any restriction of access to the Premises as a result of such casualty.

21.4 At all times during the term of this Lease, Tenant shall maintain, at Tenant’s expense, “all risk” insurance against all other personal property, including trade fixtures, equipment and merchandise, of Tenant in an amount equal to the full replacement value thereof. Any subtenant of Tenant that may be occupying the Premises, or any portion thereof, from time to time, shall be required to maintain similar insurance in an amount equal to the full replacement value thereof.

21.5 At all times during the term of this Lease, Tenant shall maintain workers’ compensation insurance in accordance with California law, and employers’ liability insurance with limits typical for companies similar to Tenant.

21.6 All of the policies of insurance referred to in this Article 21 shall be written by companies authorized to do business in California and rated A or better in Best’s Insurance Guide. Each insurer referred to in this Article 21 shall agree, by endorsement on the applicable policy or by independent instrument furnished to Landlord, that it will give Landlord, and Landlord’s lenders if required by such lenders, at least ten (10) days’ prior written notice by registered mail before the applicable policy shall be canceled for non-payment of premium, and thirty (30) days’ prior written notice by registered mail before the applicable policy shall be canceled or altered in coverage, scope, amount or other material term for any other reason.

21.7 Landlord and Tenant may provide the insurance required under this Article 21 pursuant to a so-called blanket policy or policies of property insurance maintained by Landlord or Tenant; provided, however, that the amount and type of coverage shall not be reduced or adversely affected from that which would exist under a separate policy or policies meeting all of the requirements of this Lease by reason of the use of a blanket policy of property insurance, and provided further that the requirements of this Article 21 are otherwise satisfied.

21.8 Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, directors, partners, employees, agents, and representatives of the other, on account of loss or damage to such waiving party’s property or the property of others under its control, to the extent that such loss or damage is caused by or results from risks insured against under any insurance policy which insures such waiving party’s property at the time of such loss or damage, which waiver shall continue in effect as long as the parties’ respective insurers permit such waiver under the terms of their respective insurance policies or otherwise in writing. Any termination of such waiver shall be by written notice as hereinafter set forth. Prior to obtaining policies of insurance required or permitted under this Lease, Landlord and Tenant shall give notice to the insurers that the foregoing mutual waiver is contained in this Lease, and each party shall use its best efforts to cause such insurer to approve such waiver in writing and to cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party. If such written approval of such waiver of subrogation cannot be obtained from any insurer or is obtainable only upon payment of an additional premium which the party seeking to obtain the policy reasonably determines to be commercially unreasonable, the party seeking to obtain such policy shall notify the other thereof, and the latter shall have twenty (20) days thereafter to either: (i) identify other insurance companies reasonably satisfactory to the other party that will provide the written approval and waiver of subrogation; or (ii) agree to pay such additional premium. If neither (i) nor (ii) are done, the mutual waiver set forth above shall not be operative, and the party seeking to obtain the policy shall be relieved of the obligation to obtain the insurer’s written approval and waiver of subrogation with respect to such policy during such time as such policy is not obtainable or is obtainable only upon payment of a commercially unreasonable additional premium as described above. If such policies shall at any subsequent time be obtainable or obtainable upon payment of a commercially reasonable additional premium, neither party shall be subsequently liable for failure to obtain such insurance until a reasonable time after notification thereof by the other party. If the release of either Landlord or Tenant, as set forth in the first sentence of this Section 21.8, shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be secondary to the other’s insurer.

22. Damage or Destruction.

22.1 In the event of damage to or destruction of all or any portion of the Premises or the improvements and fixtures thereon (collectively, “improvements”) arising from a risk covered by the insurance described in Section 21.2, Landlord shall within a reasonable time commence and proceed diligently to repair, reconstruct and restore (collectively, “restore”) the Site Improvements, Building Shell and Core Improvements to substantially the same condition as they were in immediately prior to the casualty, and Tenant shall within a reasonable time commence and proceed diligently to restore the Tenant Improvements to substantially the same condition as they were in immediately prior to the casualty, whether or not the insurance proceeds are sufficient to cover the actual cost of restoration. Landlord shall be responsible for all insurance deductibles attributable to the Site Improvements, Building Shell and Core Improvements, and for all costs of restoration of the Site Improvements, Building Shell and Core Improvements in excess of insurance proceeds for the Site Improvements, Building Shell and Core Improvements. Tenant shall be responsible for all insurance deductibles attributable to the Tenant Improvements, and for all costs of restoration in excess of insurance proceeds for the Tenant Improvements, as an Operating Expense under Section 7.1(b). Except as expressly set forth below, this Lease shall continue in full force and effect, notwithstanding such damage or destruction.

22.2 In the event of any damage to or destruction of all or any portion of the improvements arising from a risk which is not covered by the insurance described in Section 21.2, Landlord shall within a reasonable time, at its expense, commence and proceed diligently to restore the Site Improvements, Building Shell and Core Improvements to substantially the same condition as they were in immediately prior to the casualty, and Tenant shall within a reasonable time, at its expense, commence and proceed diligently to restore the Tenant Improvements to substantially the same condition as they were in immediately prior to the casualty. This Lease shall continue in full force and effect notwithstanding such damage or destruction; provided, however, that if the damage or destruction (i) occurs during the last two years of the term and the expense of restoration to either Landlord or Tenant exceeds $200,000, or (ii) occurs at any other time and the expense of restoration to either Landlord or Tenant exceeds $500,000, the party responsible for the cost may at its election terminate the Lease unless the other party elects to pay the full cost of restoration.

22.3 In satisfying its obligations under this Article 22, neither party shall be required to fulfill its restoration responsibilities with improvements identical to those which were damaged or destroyed; rather, with the consent of the other party, which consent will not be unreasonably withheld, the restoring party may restore the damage or destruction with improvements reasonably equivalent or of reasonably equivalent value to those damaged or destroyed.

22.4 In the event of damage, destruction and/or restoration as herein provided, there shall be no abatement of Rent, and Tenant shall not be entitled to any compensation or damages occasioned by any such damage, destruction or restoration. Notwithstanding the foregoing, in the event restoration of the Site Improvements, Building Shell and Core Improvements cannot reasonably be completed within nine (9) months following the damage or destruction, Landlord will give notice thereof to Tenant within sixty (60) days following such damage or destruction, and Tenant at its election may by written notice to Landlord terminate this Lease effective nine (9) months following such damage or destruction. In the event of such termination, Tenant shall have no responsibility for contributing to the expense of restoration.

22.5 Notwithstanding anything to the contrary contained in this Article, should a party be delayed or prevented from completing the restoration of the improvements after the occurrence of such damage or destruction by reason of acts of God, war, government restrictions, inability to procure the necessary labor or materials, strikes, or other causes beyond the control of such party (but excluding economic conditions or financial inability to perform), the time for such party to commence or complete restoration shall be extended for the time reasonably required as a result of such event.

22.6 If an insured casualty occurs, Landlord shall make the loss adjustment with the insurance company, which adjustment shall be subject to the approval of Tenant, which approval shall not be unreasonably withheld, and the proceeds shall be paid to a fund control escrow established by Landlord and Tenant for the purpose of paying for the restoration required by this Article 22.

22.7 Tenant waives the provisions of any statute now existing or hereafter adopted governing destruction of the Premises, so that the parties’ rights and obligations in the event of damage or destruction shall be governed by the provisions of this Lease.

23. Eminent Domain.

23.1 In the event the whole of the Premises shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority.

23.2 In the event of a partial taking of the Premises for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then Landlord may elect to terminate this Lease if such taking is of a material nature such as to make it uneconomical to continue use of the unappropriated portions for the purposes for which they were intended, and Tenant may elect to terminate this Lease if such taking is of material detriment to, and substantially interferes with, Tenant’s use and occupancy of the Premises. In no event shall this Lease be terminated when such a partial taking does not have a material adverse effect upon Landlord or Tenant or both. Termination by either party pursuant to this section shall be effective as of the date possession is required to be surrendered to said authority.

23.3 If upon any taking of the nature described in this Article 23 this Lease continues in effect, then Landlord shall promptly proceed to restore the remaining portion of the Premises to substantially their same condition prior to such partial taking; provided, however, Landlord’s obligation hereunder shall be limited to the amount of the condemnation proceeds. Basic Annual Rent shall be abated proportionately on the basis of the rental value of the Premises as restored after such taking compared to the rental value of the Premises prior to such taking.

23.4 If restoration is required pursuant to this Article, Landlord, using proceeds of the award, shall prepare final plans and specifications and working drawings for the work in compliance with all applicable laws. The plans and specifications and working drawings shall be subject to the approval of Tenant within thirty (30) days after receipt, which approval shall not be unreasonably withheld. Landlord shall submit the plans and specifications as soon as reasonably practicable, but in no event later than ninety (90) days after the taking, unless due to delays beyond Landlord’s control. Subject to unavoidable delays, Landlord shall commence the restoration within thirty (30) days after issuance of all necessary permits and approvals and shall continue the work diligently to completion thereafter.

23.6 If upon any taking of the nature described in this Article 23 this Lease does not continue in effect, any award shall be distributed to Landlord and Tenant pro rata according to their interests taken.

24. Defaults and Remedies.

24.1 Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within ten (10) days of when due, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid within thirty (30) days of the date such payment is due shall bear interest from thirty (30) days after the date due until paid at the lesser of (i) ten percent (10%) per annum or (ii) the maximum rate permitted by law.

24.2 No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided. If at any time a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord, Tenant shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

24.3 If Tenant fails to pay any sum of money (other than Basic Annual Rent) required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make such payment or perform such act; provided, that such failure by Tenant continued for ten (10) days after written notice from Landlord demanding performance by Tenant was delivered to Tenant, or that such failure by Tenant unreasonably interfered with the use or efficient operation of the Premises, or resulted or could have resulted in a violation of law or the cancellation of an insurance policy maintained by Landlord. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to ten percent (10%) per annum or highest rate permitted by law, whichever is less, shall be payable to Landlord on demand as Additional Rent.

24.4 The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

(a) The failure by Tenant to make any payment of Rent, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant. Such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161;

(b) The failure by Tenant to observe or perform any obligation other than described in Section 24.4(a) to be performed by Tenant, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required to cure the default, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute the same to completion. Such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161;

(c) Tenant makes an assignment for the benefit of creditors generally;

(d) A receiver, trustee or custodian is appointed to, or does, take title, possession or control of all, or substantially all, of Tenant’s assets;

(e) An order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

(f) Any involuntary petition is filed against the Tenant under any chapter of the Bankruptcy Code and is not dismissed within ninety (90) days; or

(g) Tenant’s interest in this Lease is attached, executed upon, or otherwise judicially seized and such action is not released within ninety (90) days of the action.

Notices given under this Section shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice, and in no event shall a forfeiture or termination occur without such written notice.

24.5 In the event of a default by Tenant, and at any time thereafter, and without limiting Landlord in the exercise of any right or remedy which Landlord may have, Landlord shall be entitled to terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including:

(a) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligation under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of restoring the Premises to the condition required under the terms of this Lease; plus

(e) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

As used in Subsections (a), (b) and (c), the “time of award” shall mean the date upon which the judgment in any action brought by Landlord against Tenant by reason of such default is entered or such earlier date as the court may determined. As used in Subsections (a) and (b), the “worth at the time of award” shall be computed by allowing interest at the rate specified in Section 24.1. As used in Subsection (c) above, the “worth at the time of award” shall be computed by taking the present value of such amount using the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percentage point.

24.6 In the event of a default by Tenant, and if Landlord does not elect to terminate this Lease as provided in Section 24.5 or otherwise terminate Tenant’s right to possession of the Premises, Landlord shall have the remedy described in Section 1951.4 of the Civil Code, which provides that Landlord may continue the Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due if Tenant has the right to sublet the Premises or assign the Lease subject only to reasonable limitations. Landlord may continue this Lease in effect for so long as Landlord does not terminate Tenant’s right to possession of the Premises, and may enforce all of its rights and remedies under the Lease, including the right from time to time to recover Rent as it becomes due under the Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.

24.7 Notwithstanding anything herein to the contrary, Landlord’s reentry to perform acts of maintenance or preservation of, or in connection with efforts to relet, the Premises, or any portion thereof, or the appointment of a receiver upon Landlord’s initiative to protect Landlord’s interest under this Lease, shall not terminate Tenant’s right to possession of the Premises or any portion thereof and, until Landlord does elect to terminate this Lease, this Lease shall continue in full force and Landlord may pursue all its remedies hereunder, including, without limitation, the right to recover from Tenant as they become due hereunder all Rent and other charges required to be paid by Tenant under the terms of this Lease.

24.8 All rights, options, and remedies of Landlord contained in this Lease shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or by any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

24.9 Termination of this Lease or Tenant’s right to possession by Landlord shall not relieve Tenant from any liability to Landlord which has theretofore accrued or shall arise based upon events which occurred prior to the last to occur of (i) the date of Lease termination or (ii) the date possession of Premises is surrendered.

24.10 Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

24.11 Tenant will give notice of any failure by Landlord to perform its obligations under this Lease to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises whose address shall have been furnished to Tenant by Landlord by sending a copy of any notice provided to Landlord pursuant to Section 24.10 by registered or certified mail. Such beneficiary and/or mortgagee shall have a reasonable opportunity to cure the default concurrently with the time periods allowed Landlord as set forth above.

25. Assignment or Subletting.

25.1 Except as hereinafter provided, Tenant shall not, either voluntarily or by operation of law, sell, hypothecate or transfer this Lease, or sublet the Premises or any part thereof, or permit or suffer the Premises or any part thereof to be used or occupied as work space, storage space, concession or otherwise by anyone other than Tenant or Tenant’s employees, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed.

25.2 If Tenant desires to assign this Lease or sublet all or any portion of the Premises to any entity into which Tenant is merged, with which Tenant is consolidated, which acquires all or substantially all of the assets of Tenant, or which is an affiliate of Tenant (each a “Permitted Transferee”), Landlord’s consent shall not be required, provided that the Permitted Transferee executes, acknowledges and delivers to Landlord an agreement whereby the Permitted Transferee agrees to be bound by all of the covenants and agreements in this Lease arising after the effective date of the transfer.

25.3 In the event Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises to someone other than an a Permitted Transferee, then at least ten (10) days, but not more than one hundred eighty (180) days, prior to the date when Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) which shall set forth the name, address and business of the proposed assignee or sublessee, information (including references and financial statements) concerning the financial ability of the proposed assignee or sublessee, the Assignment Date, any ownership or commercial relationship between Tenant and the proposed assignee or sublessee, and the consideration and all other material terms and conditions of the proposed assignment or sublease, all in such detail as Landlord shall reasonably require.

25.4 Landlord in making its determination as to whether consent should be given to a proposed assignment or sublease, may give consideration to whether or not the proposed assignee or subtenant has the financial strength to satisfy the obligations contemplated by this Lease (notwithstanding the assignor remaining liable for Tenant’s performance), and any use which such successor proposes to make of the Premises. If Landlord fails to deliver written notice of its determination to Tenant within ten (10) days following receipt of the Assignment Notice and the information required under Section 25.3, Landlord shall be deemed to have approved the request. As a condition to any assignment or sublease of the entire Premises to which Landlord has given consent, any such assignee or sublessee must execute, acknowledge and deliver to Landlord an agreement whereby the assignee or sublessee agrees to be bound by all of the covenants and agreements in this Lease.

25.5 Any sale, assignment, hypothecation or transfer of this Lease or subletting of Premises that is not in compliance with the provisions of this Article 25 shall be void and shall, at the option of Landlord, terminate this Lease.

25.6 The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignee of this Lease or sublessee of the Premises from obtaining the consent of Landlord to any further assignment or subletting or as releasing Tenant or any assignee or sublessee of Tenant from full and primary liability.

25.7 If Tenant shall sublet the Premises or any part thereof Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any subletting of all or a part of the Premises, and Landlord as assignee of Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of an act of default by Tenant by failing to pay Basic Annual Rent and Operating Expenses for two (2) consecutive months, Tenant shall have the right to collect, enjoy and dispose of such rent.

25.8 Notwithstanding any subletting or assignment, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due, or to become due hereunder, and for the full performance of all other terms, conditions, and covenants to be kept and performed by Tenant. The acceptance of rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant, or condition hereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting or assignment of the Premises. Landlord shall not withhold consent to an assignment back to the original Tenant hereunder from a subsequent assignee.

25.9 Any sublease of the Premises shall be subject and subordinate to the provisions of this Lease, shall not extend beyond the term of this Lease, and shall provide that the sublessee shall attorn to Landlord, at Landlord’s sole option, in the event of the termination of this Lease. Landlord and any lender shall upon Tenant’s request provide any subtenant of the entirety of the Premises with a recognition and non-disturbance agreement in the form set forth in Article 35 hereof on the condition that the sublessee agrees to attorn to Landlord on terms and conditions materially the same as the ones contained in this Lease.

26. Attorney’s Fees.

26.1 If either party becomes a party to any action or proceeding concerning this Lease or the Premises, or any part thereof, by reason of any act or omission of the other party or its authorized representatives, and not by any act or omission of the party that becomes a party to that litigation or any act or omission of its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to that party for reasonable attorneys’ fees, expert witness fees, and court costs incurred by it in the litigation.

26.2 If either party commences an action or proceeding against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the other party reasonable attorneys’ fees, expert witness fees and costs of suit.

27. Bankruptcy.

27.1 In the event a debtor or trustee under the Bankruptcy Code, or other person with similar rights, duties and powers under any other law, proposes to cure any default under this Lease or to assume or assign this Lease, and is obliged to provide adequate assurance to Landlord that (i) a default will be cured, (ii) Landlord will be compensated for its damages arising from any breach of this Lease, or (iii) future performance under this Lease will occur, then adequate assurance shall include any or all of the following, as determined by the Bankruptcy Court: (a) those acts specified in the Bankruptcy Code or other law as included within the meaning of adequate assurance; (b) a cash payment to compensate Landlord for any monetary defaults or damages arising from a breach of this Lease; (c) the credit worthiness and desirability, as a tenant, of the person assuming this Lease or receiving an assignment of this Lease, at least equal to Landlord’s customary and usual credit worthiness requirements and desirability standards in effect at the time of the assumption or assignment, as determined by the Bankruptcy Court; and (d) the assumption or assignment of all of Tenant’s interest and obligations under this Lease.

28. Definition of Landlord.

28.1 The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only Landlord or the successor-in-interest of Landlord under this Lease at the time in question. In the event of any transfer, assignment or conveyance of Landlord’s title, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor and any prior grantors) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee of such title or leasehold shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises or this Lease without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on the part of Landlord or the then grantor of any of the terms or conditions of this Lease.

28.2 Notwithstanding anything foregoing to the contrary, even if its interest in the Premises is assigned or otherwise conveyed to a successor (a “Transfer”), except by full and complete performance or upon the execution and delivery by Tenant to University Center LLC of an express written waiver or release of a specific warranty, representation, covenant, liability or obligation, University Center LLC shall not be relieved or released from the following (although nothing in this Section 28.2 or elsewhere in this Lease shall be deemed to extend any applicable period of limitations):

(a) any warranty given or representation made by Landlord in this Lease, including but not limited to the responsibility for construction of the Project Work, and the warranties given by University Center LLC regarding that construction, and those relating to environmental matters;

(b) any covenant or obligation which Landlord is obligated to perform, and any liability which arises out of or results from the acts or omissions of University Center LLC, at any time prior to a Transfer;

(c) payment to the proper government authority of such sums as University Center LLC may have collected from Tenant for the payment of real estate taxes, if any; or

(d) any obligation of Landlord expressly stated in the Lease to survive the expiration or termination of the Lease.

29. Estoppel Certificate.

29.1 Each party shall, within fifteen (15) days of written notice from the other party, execute, acknowledge and deliver to the other party a statement in writing on a form reasonably requested by a proposed lender, purchaser, assignee or subtenant (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not, to each party’s knowledge, any uncured defaults or failures to perform on the part of Landlord or Tenant hereunder (or specifying such defaults or failures to perform if any are claimed) and (iii) setting forth such further information with respect to this Lease or the Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective lender, purchaser, assignee or subtenant of all or any portion of the Premises.

30. Removal of Property.

30.1 Except as provided below, all fixtures and personal property owned by Tenant shall be and remain the property of Tenant, and may be removed by Tenant at any time, but not later than the expiration or earlier termination of the term of this Lease.

30.2 The Building and Site Improvements, the Tenant Improvements paid from the Tenant Improvement Allowance and all fixtures and personal property owned by Landlord, shall be and remain the property of Landlord, and shall, upon the expiration or earlier termination of this Lease, remain upon and be surrendered with the Premises as a part thereof.

30.3 Notwithstanding Section 30.1, Tenant may not remove any property if such removal would cause material damage to the Premises, unless such damage can be and is repaired by Tenant. Furthermore, Tenant shall repair any damage to the Premises caused by Tenant’s removal of any such property, and shall, prior to the expiration or earlier termination of this Lease, restore and return the Premises to the condition they were in when first occupied by Tenant, reasonable wear and tear excepted. At a minimum, even if they are determined to be fixtures or personal property owned by Tenant, Tenant shall leave in place and repair any damage to the interior floors, walls, doors and ceilings of the Building, and the heating, ventilation, air conditioning, plumbing, and electrical systems; all such property shall become the property of Landlord upon the expiration or earlier termination of this Lease, and shall remain upon and be surrendered with the Premises as a part thereof. The provisions of Article 17 shall apply to any restoration work under this Article as if the restoration was an alteration, addition or improvement thereunder. Should Tenant require any period beyond the expiration or earlier termination of the Lease to complete such restoration, Tenant shall be a tenant at sufferance subject to the provisions of Section 12.2 hereof.

30.4 If Tenant shall fail to remove any fixtures or personal property which it is entitled to remove under this Article 30 from the Premises prior to termination of this Lease, then Landlord may dispose of the property under the provisions of Section 1980 et seq. of the California Civil Code, as such provisions may be modified from time to time, or under any other applicable provisions of California law.

31. Limitation of Landlord’s Liability.

31.1 If Landlord is in default of this Lease, and as a consequence, Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title, and interest of Landlord in the Premises, and out of rent or other income from the Premises receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title, and interest in the Premises.

31.2 Neither Landlord nor Landlord’s Agents shall be personally liable for any deficiency except to the extent liability is based upon willful and intentional misconduct. If Landlord is a partnership or joint venture, the partners of such partnership shall not be personally liable and no partner of Landlord shall be sued or named as a party in any suit or action, or service of process be made against any partner of Landlord, except as may be necessary to secure jurisdiction of the partnership or joint venture or to the extent liability is caused by willful and intentional misconduct. If Landlord is a corporation, the shareholders, directors, officers, employees, and/or agents of such corporation shall not be personally liable and no shareholder, director, officer, employee, or agent of Landlord shall be sued or named as a party in any suit or action, or service of process be made against any shareholder, director, officer, employee, agent of Landlord, except as may be necessary to secure jurisdiction of the corporation. If Landlord is a limited liability company, the members, managers, officers, employees, and/or agents of such limited liability company shall not be personally liable and no member, manager, officer, employee, or agent of Landlord shall be sued or named as a party in any suit or action, or service of process be made against any member, manager, officer, employee, or agent of Landlord, except as may be necessary to secure jurisdiction of the corporation. No partner, shareholder, director, member, manager, employee, or agent of Landlord shall be required to answer or otherwise plead to any service of process and no judgment will be taken or writ of execution levied or against any partner, shareholder, director, member, manager, employee, or agent of Landlord.

31.3 Each of the covenants and agreements of this Article 31 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or by common law.

31.4 Notwithstanding the foregoing, University Center LLC shall remain liable for the matters set forth in Section 28.2.

32. Control by Landlord.

32.1 Landlord reserves full control over the Premises to the extent not inconsistent with Tenant’s quiet enjoyment and use of Premises. This reservation includes the right to maintain or establish ownership of the Building or portions thereof separate from fee title to the Land.

32.2 Tenant shall, should Landlord so request, promptly join with Landlord in execution of such documents as may be appropriate to assist Landlord to implement any such action provided Tenant need not execute any document which is of a nature wherein liability is created in Tenant or if by reason of the terms of such document Tenant will be deprived of the quiet enjoyment and use of the Premises as granted by this Lease.

33. Quiet Enjoyment.

33.1 So long as Tenant is not in default, Landlord covenants that Landlord or anyone acting through or under Landlord will not disturb Tenant’s occupancy of the Premises except as permitted by the provisions of this Lease.

34. Quitclaim Deed.

34.1 On the condition that Landlord prepares and delivers such a document to Tenant, Tenant shall execute and thereafter deliver to Landlord on the expiration or termination of this Lease,

immediately on Landlord’s request, a quitclaim deed to the Premises or other document in recordable form suitable to evidence of record termination of this Lease and the option contained at Section 40 herein.

35. Subordination and Attornment.

35.1 Unless the mortgagee or beneficiary elects otherwise at any time prior to or following a default by Tenant, this Lease shall be subject to and subordinate to the lien of any mortgage or deed of trust now or hereafter in force against the Premises or any portion thereof, and to all advances made or hereafter to be made thereunder upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination, provided that the lienholder, beneficiary, or mortgagee has previously executed and delivered to Tenant a non-disturbance, attornment, and subordination agreement in such form as the lienholder, beneficiary, or mortgagee may request and as the Tenant may approve, which approval will not be unreasonably withheld, setting forth that so long as Tenant is not in default hereunder, Landlord’s and Tenant’s rights and obligations hereunder shall remain in force and Tenant’s right to possession shall be upheld against a subsequent purchaser, even after foreclosure or exercise of any power of sale.

35.2 Notwithstanding the foregoing, Tenant shall, within fifteen (15) days of written request from Landlord, execute and deliver such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or deed of trust as may be requested by Landlord and in a form reasonably satisfactory to Tenant, provided that the lienholder, beneficiary, or mortgagee has previously executed and delivered to Tenant a non-disturbance agreement in recordable form. However, if any such mortgagee or beneficiary so elects at any time prior to or following a default by Tenant, this Lease shall be deemed prior in lien to any such mortgage or deed of trust regardless of date and Tenant will execute a statement in writing to such effect at Landlord’s request in a form reasonably satisfactory to Tenant.

35.3 In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, the Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease in accordance with the terms of the non-disturbance Agreement.

36. Surrender.

36.1 No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder unless accepted by Landlord.

36.2 The voluntary or other surrender of this Lease by Tenant shall not work a merger, unless Landlord consents, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

37. Waiver and Modification.

37.1 No provision of this Lease may be modified, amended or added to except by an agreement in writing. The waiver of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

38. Waiver of Jury Trial and Counterclaims.

38.1 The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, and/or any claim of injury or damage.

39. Hazardous Material.

39.1 During the term, Tenant, at its sole cost, shall comply with all federal, state and local laws, statutes, ordinances, codes, regulations and orders relating to the receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release and disposal of Hazardous Material (as defined below) in or about the Project. Tenant shall not cause or knowingly permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors, invitees or subtenants, in a manner or for a purpose prohibited by any federal, state or local agency or authority. The accumulation of Hazardous Material shall be in approved containers and removed from the Project by duly licensed carriers.

39.2 Tenant shall immediately provide Landlord with telephonic notice, which shall promptly be confirmed by written notice, of any and all spillage, discharge, release and disposal of Hazardous Material onto or within the Premises, including the soils and subsurface waters thereof, which by law must be reported to any federal, state or local agency, and any injuries or damages resulting directly or indirectly therefrom. Further, Tenant shall deliver to Landlord each and every notice or order, when said order or notice identifies a violation which may have the potential to adversely impact the Premises, received from any federal, state or local agency concerning Hazardous Material and the possession, use and/or accumulation thereof promptly upon receipt of each such notice or order by Tenant. Landlord shall have the right, upon reasonable notice, to inspect and copy each and every notice or order received from any federal, state or local agency concerning Hazardous Material and the possession, use and/or accumulation thereof

39.3 Tenant shall be responsible for and shall indemnify, protect, defend and hold harmless Landlord and Landlord’s Agents from any and all liability, damages, injuries, causes of action, claims, judgments, costs, penalties, fines, losses, and expenses which arise during or after the term of this Lease and which result from Tenant’s (or from Tenant’s Agents, assignees, subtenants, employees, agents, contractors, licensees, or invitees) receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release or disposal of Hazardous Material in, upon or about the Project, including without limitation (i) diminution in value of the Premises or any portion of the Premises, (ii) damages for the loss or restriction on use of any portion or amenity of the Premises, (iii) damages arising from any adverse impact on marketing of space in the Premises, (iv) damages and the costs of remedial work to other property in the vicinity of the Premises incurred by Landlord or an affiliate of Landlord, and (v) reasonable consultant fees, expert fees, and attorneys’ fees. Landlord shall be responsible for and shall indemnify, protect, defend and hold harmless Tenant and Tenant’s Agents on the same basis as above for any claims which result from Landlord’s or from Landlord’s Agents receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release or disposal of Hazardous Material in, upon or about the Project.

39.4 The indemnification pursuant to the preceding Section 39.3 includes, without limiting the generality of Section 39.3, reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil, subsoil, ground water, or elsewhere on, under or about the Premises, or on, under or about any other property in the vicinity of the Premises. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises caused or permitted by Tenant results in any contamination of the Premises, or underlying soil or groundwater, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to that condition required by applicable law, provided that Landlord’s approval of such action shall first be obtained, which approval shall not be unreasonably withheld, except that Tenant shall not be required to obtain Landlord’s prior approval of any action of an emergency nature reasonably required or any action mandated by a governmental authority, but Tenant shall give Landlord prompt notice thereof. Notwithstanding anything to the contrary contained in the Lease (including, without limitation the provisions of this Section 39.4), Tenant shall have no obligation to “clean up,” monitor, abate, or comply with any law regarding, or to reimburse, release, indemnify, or defend Landlord with respect to any Hazardous Materials which now or hereafter become regulated by any governmental authority or agency and which Tenant did not store, dispose of, or transport in, use or cause to be used on the Premises in violation of any Hazardous Materials laws.

39.5 Landlord acknowledges that it is not the intent of this Article 39 to prohibit Tenant from operating its business as described in Article 10 or to unreasonably interfere with the operation of Tenant’s business. Tenant may operate its business according to the custom of the industry so long as the use or presence of Hazardous Material is strictly and properly monitored according to all applicable governmental requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Material in connection with its business, Tenant agrees to make available to Landlord upon reasonable request a list identifying each type of Hazardous Material to be present in or upon the Project and setting forth any and all governmental approvals or permits required in connection with the presence of Hazardous Material on the Project (“Hazardous Material Summary”). At Landlord’s request, and at reasonable times, Tenant shall make available to Landlord the latest available Hazardous Materials Summary and true and correct copies of the following documents (hereinafter referred to as the “Hazardous Material Documents”) relating to the handling, storage, disposal and emission of Hazardous Material: permits; approvals; reports and correspondence; storage and management plans; notice of violations of any laws; plans relating to the installation of any storage tanks to be installed in or under the Premises (provided said installation of tanks shall be permitted only after Landlord has given Tenant its written consent to do so, which consent may not be unreasonably withheld); and all closure plans or any other documents required by any and all federal, state and local governmental agencies and authorities for any storage tanks installed in, on or about the Premises for the closure of any such tanks. Tenant shall not be required, however, to provide Landlord with that portion of any document which contains information of a proprietary nature and which, in and of itself, does not contain a reference to any Hazardous Material which are not otherwise identified to Landlord in such documentation, unless any such Hazardous Material Document names Landlord as an “owner” or “operator” of the facility in which Tenant is conducting its business. It is not the intent of this subsection to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors. Landlord shall treat all information furnished by Tenant to Landlord pursuant to this Section 39.5 as confidential and shall not disclose such information to any person or entity without Tenant’s prior written consent, which consent shall not be unreasonably withheld or delayed, except as required by law.

39.6 Notwithstanding other provisions of this Article 39, it shall be a default under this Lease, and Landlord shall have the right to terminate the Lease and/or pursue its other remedies under Article 24, in the event that (i) Tenant’s use of the Premises for the generation, storage, use, treatment or disposal of Hazardous Material is in a manner or for a purpose prohibited by applicable law unless Tenant is diligently pursuing compliance with such law, (ii) Tenant has been required by any governmental authority to take remedial action in connection with Hazardous Material contaminating the Premises if the contamination resulted from Tenant’s action or use of the Premises, unless Tenant is diligently pursuing compliance with such requirement, or (iii) Tenant is subject to an enforcement order issued by any governmental authority in connection with Tenant’s use, disposal or storage of a Hazardous Material on the Premises, unless Tenant is diligently seeking compliance with such enforcement order.

39.7 Notwithstanding the provisions of Article 25, if (i) any anticipated use of the Premises by a proposed assignee or subtenant involves the generation or storage, use, treatment or disposal of Hazardous Material in any manner or for a purpose prohibited by any applicable law, or (ii) the proposed assignee or sublessee is subject to a final, unappealable enforcement order issued by any governmental authority in connection with such party’s use, disposal or storage of Hazardous Material of a type such proposed assignee or sublessee intends to use in the Premises and shall have failed to comply with such order, it shall not be unreasonable for Landlord to withhold its consent to an assignment or subletting to such proposed assignee or sublessee. This section 39.7 shall not apply to any assignment or sublease made pursuant to Section 25.2 above.

39.8 Landlord represents that, to the best of its knowledge, as of the date of this Lease, there is no Hazardous Material on the Premises. Landlord shall provide Tenant with a Phase I Environmental Site Assessment as of the date the Premises are tendered to Tenant for construction of the Tenant Improvements, and a Phase II Environmental Site Assessment if recommended by the Phase I report. Should the environmental site assessment(s) disclose the presence of Hazardous Material beyond legally permissible levels, Landlord shall correct the deficiencies to Tenant’s reasonable satisfaction and shall cause updates to the environmental site assessment(s) to be issued reflecting the remedy. The environmental site assessment(s) and all updates thereto are hereinafter referred to as the “Base Line Report,” and shall be deemed conclusive as to the condition of the Project, unless, within ninety (90) days after the date of execution hereof, Tenant causes an inspection of its own to be conducted, which inspection discloses the presence of Hazardous Material materially different from that disclosed in the Base Line Report.

39.9 At any time prior to the expiration or earlier termination of the term of the Lease, Landlord shall, upon forty-eight (48) hours prior written notice, have the right to enter upon the Premises in order to conduct appropriate tests regarding the presence, use and storage of Hazardous Material, and to inspect Tenant’s records with regard thereto. Tenant will pay the reasonable costs of any such test which demonstrates that contamination in excess of permissible levels has occurred and such contamination was caused by Tenant’s use of the Project during the term of the Lease. Tenant shall correct any deficiencies identified in any such tests in accordance with its obligations under this Article 39 to the extent the deficiencies are the result of Tenant’s use of the Premises during the term of this Lease.

39.10 Tenant shall at its own expense cause an environmental site assessment of the Premises to be conducted and a report thereof delivered to Landlord upon the expiration or earlier termination of the Lease, such report to be as complete and broad in scope as is necessary to identify any impact on the Premises Tenant’s operations might have had (hereinafter referred to as the “Exit Report”). In order to facilitate the Exit Report, Tenant shall install, as part of the Tenant Improvements, a sampling port on the sewer drain from the Premises. Tenant shall correct any deficiencies identified in the Exit Report in accordance with its obligations under this Article 39 prior to the expiration or earlier termination of this Lease. This Article 39 is the exclusive provision in this Lease regarding clean-up, repairs or maintenance arising from receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release or disposal of Hazardous Material in, upon or about the Project, and the provisions of Articles 7, 10, 18, and 20 shall not apply thereto.

39.11 Landlord’s and Tenant’s obligations under this Article 39 shall survive the termination of the Lease.

39.12 As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term “Hazardous Material” includes, without limitation, any material or substance which is (i) defined as a “hazardous waste,” “extremely hazardous waste” or “restricted hazardous waste” under Sections 25515, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a “hazardous substance” under Section 25316 of the California Health and Safety Code, Division 2, Chapter 6.8 (Carpenter-Presly-Tanner Hazardous Substance Account Act), (iii) defined as a “hazardous material,” hazardous substance” or “hazardous waste” under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under Article 9 and defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ix) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et. seq. (42 U.S.C. Section 6903), or (x) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. (42 U.S.C. Section 9601).

40. Option to Extend.

40.1 Landlord grants to Tenant the right to extend the term of this Lease for two (2) periods of two (2) years under the same terms and conditions existing in the original Lease except as set forth in this Article 40. Tenant shall exercise such right to extend the term of this Lease by written notice to Landlord no later than twelve (12) months prior to the end of the original term.

40.2 Basic Annual Rent shall be adjusted on the first day of the extension term to an amount equal to the fair market rental value of the Premises as of the commencement of the extension term, but in no event less than one hundred three percent (103%) of the Basic Annual Rent payable during the last year of the original term.

40.3 Landlord shall obtain at its expense and deliver to Tenant an independent appraisal of the fair market rental value of the Premises as of the commencement of the extension term. Following its receipt of Landlord’s appraisal, Tenant may elect to obtain at its expense and deliver to Landlord a second independent appraisal of the fair market rental value of the Premises as of the commencement of the extension term. If Tenant elects not to obtain a second appraisal, Landlord’s appraisal shall be conclusive. If Tenant’s appraisal is no more than five percent (5%) less than Landlord’s appraisal, the fair market rental value of the Premises shall be the arithmetic average of the two appraisals. If Tenant’s appraisal is more than five percent (5%) less than Landlord’s appraisal, the two appraisers shall appoint a third appraiser to appraise the fair market rental value of the Premises as of the commencement of the extension term, and the fair market rental value of the Premises shall be the arithmetic average of the two appraisals closest in their determination of fair market rental value, but in no event less than one hundred three percent (103%) of the Basic Annual Rent payable during the last year of the original term. Landlord and Tenant shall bear equally the expense of the third appraiser.

40.4 All appraisers appointed hereunder shall have at least ten (10) years’ experience in the appraisal of commercial and industrial real property in the UTC/Torrey Pines/Sorrento Valley areas of San Diego, and shall be members of professional organizations such as the American Appraisal Institute with a designation of MAI or equivalent.

40.5 As used herein, the term “fair market rental value of the Premises” shall mean the base rent that a ready and willing tenant would pay for the Premises, as of the commencement of the extension term, to a ready and willing landlord, for a term of two (2) years on the terms and conditions of the Lease, determined as if the Premises were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used. Any appraiser appointed hereunder to determine the “fair market rental value of the Premises” shall take into account all of the other terms and conditions of this Lease, including, without limitation, that this Lease provides for the Basic Annual Rent to increase annually by three percent (3%) during the extension term.

40.6 Any increase in Basic Annual Rent under this Article 40 which is not determined until after the effective date of the increase shall nevertheless be retroactive to the effective date, and Tenant shall pay any such retroactive increase with the installment of Rent next due.

40.7 Basic Annual Rent as of the commencement of the extension term as determined under this Article 40 (and as previously increased each year of the extension term pursuant to this Section 40.7) shall be increased each year of the extension term by three percent (3%). The first such increase shall become effective commencing with that monthly rental installment which is first due on or after the twelfth (12th) anniversary of the Term Commencement Date and subsequent increases shall become effective on the same day of each calendar year thereafter for so long as this Lease continues in effect.

40.8 Tenant shall not have the right to exercise the option to extend the term, notwithstanding anything set forth above to the contrary: (a) during the time commencing from the date Landlord gives to Tenant a written notice that Tenant is in material default under any provision of this Lease and continuing until the default alleged in said notice is cured; (b) during the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and unpaid without any necessity for notice thereof to Tenant and continuing until the obligation is paid; or (c) after the expiration or earlier termination of this Lease. The period of time within which the option to extend may be exercised shall not be extended or enlarged by reason of the Tenant’s inability to exercise the option because of the foregoing provisions.

41. Miscellaneous.

41.1 Terms and Headines. Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

41.2 Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

41.3 Time. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

41.4 Covenants and Conditions. Each provision of this Lease performable by Landlord and by Tenant shall be deemed both a covenant and a condition.

41.5 Consents. Whenever consent or approval of either party is required, that party shall not unreasonably withhold or delay such consent or approval, except as may be expressly set forth to the contrary.

41.6 Entire Agreement. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the terms as are included in the this Lease, and may not be contradicted by evidence of any prior or contemporaneous agreement.

41.7 Severability. Any provision of this Lease which shall prove to be invalid, void, or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

41.8 Recording. Within ten (10) days from the execution of this Lease, Landlord and Tenant shall record a short form memorandum hereof, which includes a reference to the option to extend set forth in Section 40, subject to the requirement to execute and deliver a quitclaim deed pursuant to the provisions of Section 34.1 hereof.

41.9 Impartial Construction. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

41.10 Inurement. Each of the covenants, conditions, and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators, successors, assigns, sublessees, or any person who may come into possession of said Premises or any part thereof in any manner whatsoever. Nothing in this Section 41.9 shall in any way alter the provisions conditioning assignment or subletting in this Lease.

41.11 Force Majeure. If either party cannot perform any of its obligations (other than Tenant’s obligation to pay Rent), or is delayed in such performance (other than Tenant’s obligation to pay Rent), due to events beyond such party’s control, the time provided for performing such obligations shall be extended by a period of time equal to the delay attributable to such events. Events beyond a party’s control include, but are not limited to, acts of God (including earthquake), war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortage of labor or material, government regulation or restriction and weather conditions, but do not include financial inability to perform.

41.12 Notices. Any notice, consent, demand, bill, statement, or other communication required or permitted to be given hereunder must be in writing and may be given by personal delivery, by facsimile transmission, or by mail, and if given by personal delivery or facsimile transmission shall be deemed given on the date of delivery or transmission, and if given by mail shall be deemed sufficiently given five (5) days after time when deposited in United States Mail if sent by registered or certified mail, addressed to Tenant at the Premises, or to Tenant or Landlord at the addresses shown in Section 2.1.7 hereof. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

41.13 Authority to Execute Lease. Landlord and Tenant each acknowledge that it has all necessary right, title and authority to enter into and perform its obligations under this Lease, that this Lease is a binding obligation of such party and has been authorized by all requisite action under the party’s governing instruments, that the individuals executing this Lease on behalf of such party are duly authorized and designated to do so, and that no other signatories are required to bind such party.

42. Definitions. Capitalized terms not defined elsewhere in this Lease shall have the meaning set forth below:

42.1 “Premises”. The Land, Building and Site Improvements, as defined in Section 1.1.

42.2 “Land”. The real property described in Section 1.1.

42.3 “Building”. The building to be constructed on the Land, as defined in Section 1.1.

42.4 “Site Improvements”. All landscaping, drainage, irrigation, exterior lighting, parking facilities, walkways, driveways and other improvements and appurtenances relating to ingress and egress, as defined in Section 1.1.

42.5 “Building Shell”. The shell of the Building, consisting of a two story concrete tilt-up structure, footings, foundations, floors, exterior walls, and roof, with building electrical service, natural gas, telephone, water, plumbing, and other utilities necessary for the Tenant Improvements extended from the street and stubbed to the Building.

42.6 “Core Improvements”. The rest rooms, lobby, lobby extension hallway on the first floor, stairwells, elevator, elevator equipment room, elevator fluid room, janitor closet, electrical room, and telephone room.

42.7 “Project Work”. The construction of the Building Shell, Site Improvements, and Core Improvements, as defined in Section 4.1.

42.8 “Building Shell and Site Improvement Plans.” The plans and specifications for the Building Shell and Site Improvements.

42.9 “Core Improvement Plans.” The plans and specifications for the Core Improvements.

43.10 “Tenant Improvements”. The initial improvements within the Building Shell desired by Tenant for occupancy and use of the entire Premises by Tenant, to be constructed in accordance with the Tenant Improvement Plans.

43.11 “Tenant Improvement Plans”. The plans and specifications for the Tenant Improvements, as defined in Section 4.2.

43.12 “Tenant Improvement Allowance” shall have the meaning ascribed to it in Section 4.3.

43.13 “Tenant Improvement Budget”. The budget for the Tenant Improvements, as described in Section 4.4.

43.14 “Term Commencement Date” shall have the meaning ascribed to it in Section 3.2.

43.15 “Basic Annual Rent”. The base rent payable by Tenant pursuant to Section 5.1.

43.16 “Additional Rent” shall have the meaning ascribed to it in Section 5.2.

43.17 “Rent” shall have the meaning ascribed to it in Section 5.3.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:

UNIVERSITY CENTER LLC A California limited liability company By Nexus Properties, Inc. A California corporation Its Manager

By:	/s/ MICHAEL J. REIDY

Michael J. Reidy
Chief Executive Officer

TENANT:

IDUN PHARMACEUTICALS, INC. A Delaware corporation

By:	/s/ STEVEN J. MENTO

Name:	Steven J. Mento
Title:	President and CEO

EXHIBIT “A”

SITE PLAN OF THE PREMISES

[GRAPHIC APPEARS HERE]

EXHIBIT “B”

LIST OF BUILDING SHELL AND SITE IMPROVEMENT PLANS

[GRAPHIC APPEARS HERE]

EXHIBIT “C”

SCHEMATIC SHOWING PROPOSED LOCATION OF CORE IMPROVEMENTS

[GRAPHIC APPEARS HERE]

[GRAPHIC APPEARS HERE]

FIRST AMENDMENT TO LEASE

[University Center West / Idun]

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is effective as of May 15, 2001, by and between UNIVERSITY CENTER WEST LLC, a California limited liability company, and IDUN PHARMACEUTICALS, INC., a Delaware corporation, Landlord and Tenant, respectively, under that certain Lease dated February 18, 2000, for the Premises consisting of (i) that certain real property (“Land”) legally described as Parcel 2 of Parcel Map 18159, in the City of San Diego, County of San Diego, State of California, according to Map thereof filed in the Office of the County Recorder of San Diego County, on December 4, 1998, (ii) the entirety of the building (the “Building”) to be constructed on the Land, and (iii) all landscaping, drainage, irrigation, exterior lighting, parking facilities, walkways, driveways and other improvements and appurtenances relating to ingress and egress. (the “Site Improvements”).

Terms with an initial capital letter not defined in this Amendment shall have the meaning given them in the Lease.

NOW, THEREFORE, the Lease is hereby amended as follows:

Section 4.3 is revised as follows: The amount of unimproved or “usable” Rentable Area is increased from 37,386 square feet to 37,659 square feet, and the Tenant Improvement Allowance is increased from $3,364,740 ($90.00 x 37,386 square feet = $3,364,740) to $3,389,310 ($90.00 x 37,659 square feet = $3,389,310).

The entirety of the Tenant Improvement Allowance has been paid by Landlord to Tenant.

In all other respects, the Lease shall remain in full force and effect as originally written.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Lease as of the date first above written.

LANDLORD:

UNIVERSITY CENTER WEST LLC

A California limited liability company

By:	University Center LLC A California limited liability company Its Member

By:	Nexus Properties, Inc. A California corporation Its Manager

By:	/s/ MICHAEL J. REIDY

Michael J. Reidy
Chief Executive Officer

TENANT:

IDUN PHARMACEUTICALS, INC. A Delaware corporation

By:	/s/ STEVEN J. MENTO

Name:	Steven J. Mento, Ph.D.
Title:	President and Chief Executive Officer

2

EXHIBIT B

SUBLEASE PREMISES

[GRAPHIC APPEARS HERE]

[GRAPHIC APPEARS HERE]

EXHIBIT C

FORM OF LETTER OF CREDIT

Date:                     , 2000

Irrevocable Standby Letter of Credit Number:

Beneficiary:	Applicant:

Amount:

USD $
( )

Expiration:

We hereby establish our Irrevocable Standby Letter of Credit No.                                                               in your favor for the account of                                                                                                                                                    ,                                                      , on behalf of                                                                                                                                                                             , available for drawings for up to an aggregate amount of U.S. $                                                  (                                     ). This Letter of Credit is available by payment upon your draft drawn at sight on us, submitted at the office of                                                                          , Attention: Letter of Credit Services, and expires at our close of business on the expiration date or any automatically extended expiration date as hereinafter set forth.

This Letter of Credit shall expire on                                                          , but such expiration date shall be automatically extended for a period of one (1) year on                                                                           and on each successive expiration date, unless at least sixty (60) days before the current expiration date we notify you by overnight courier that this Letter of Credit is not extended beyond the current expiration date. In the event you are so notified, any unused portion of the Letter of Credit shall be available upon presentation of a sight draft by                                                                   within the current expiration date.

We give our undertaking to the Beneficiary that sums drawn under and in compliance with the terms of this Letter of Credit will be duly honored by our bank on presentation of drawings in accordance with the terms of this credit.

This Letter of Credit is transferable by the Beneficiary. Transfer of this Letter of Credit is subject to our consent and receipt of Beneficiary’s instructions in the form attached hereto as Exhibit A accompanied by the original Letter of Credit and amendment(s) if any.

This Letter of Credit is subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500 and engages us to the terms herein.

Yours very truly,

Authorized Signature
Letter of Credit Services
( )

EXHIBIT A

Attention: Letter of Credit Services

Re: Irrevocable Letter of Credit No.

Dear Sirs:

The undersigned acknowledges receipt of your advice No.                                                           of a credit issued in our favor, the terms of which are satisfactory. We now return the original advice of the said credit with all amendments and extensions, if any, and hereby irrevocably transfer the said credit and all amendments and extensions thereof, if any, to:

[Name of Transferee]

[Address]

You are to inform the transferee of this transfer and such transferee shall have sole rights as beneficiary under the credit, including any amendments, extension or increases thereof, without notice to or further assent from us.

Yours very truly,

By:

(The above signature with title as stated with that on file with us and is authorized for execution of this instrument.)

(Bank)